Filed Pursuant to Rule 424(b)(2)
Registration No. 333-261445

PROSPECTUS SUPPLEMENT

(To Prospectus Dated December 1, 2021)

Apartment Income REIT Corp.

$500,000,000

Class A Common Stock

We have entered into separate equity distribution agreements, dated May 6, 2022 (each an “equity distribution agreement” and, collectively, the “equity distribution agreements”), for a continuous offering program with each of Citigroup Global Markets Inc., BofA Securities, Inc., Evercore Group L.L.C., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Regions Securities LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC (and certain of their respective affiliates). We refer to these entities, when acting in their capacity as sales agents for us or as principals, individually, as an “Agent” and, collectively, as the “Agents,” and, to the extent applicable, when acting in their capacity as agents for the Forward Purchasers (as defined below), individually, as a “Forward Seller” and, collectively, as the “Forward Sellers.” In accordance with the terms of the equity distribution agreements, we may from time to time offer and sell shares of our Class A common stock, par value $0.01 per share (“Class A Common Stock”), having an aggregate offering price of up to $500,000,000 through the Agents, acting as our sales agents, through the Forward Sellers, acting as agents for the relevant Forward Purchasers, or directly to the Agents, acting as principals.

Sales of shares of the Class A Common Stock, if any, under this prospectus supplement and the accompanying prospectus made through the Agents, acting as our sales agents, through the Forward Sellers, acting as agents for the relevant Forward Purchasers, or directly to the Agent, acting as principals, pursuant to the equity distribution agreements, may be made in privately negotiated transactions, which may include block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on the New York Stock Exchange (the “NYSE”), on any other existing trading market for the Class A Common Stock or to or through a market maker, or otherwise or as may be agreed between us and the applicable Agent. None of the Agents or the Forward Sellers is required, individually or collectively, to sell any specific number or dollar amount of shares of the Class A Common Stock, but subject to the terms and conditions of the applicable equity distribution agreement (and only if the Agent or Forward Seller and the related Forward Purchaser, as applicable, have accepted our instructions), each has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell shares of the Class A Common Stock up to the amount specified.

The equity distribution agreements contemplate that, in addition to the issuance and sale of shares of the Class A Common Stock by us through or to the Agents, acting as our sales agents or as principals, as applicable, we may also enter into one or more forward transactions (each, a “forward sale transaction” and, collectively, the “forward sale transactions”) under separate master forward sale confirmations and related supplemental confirmations, with each of Citibank, N.A., Bank of America, N.A., JPMorgan Chase Bank, National Association, Morgan Stanley & Co. LLC, Regions Securities LLC, The Bank of Nova Scotia, The Toronto-Dominion Bank and Wells Fargo Bank, National Association. When acting in their capacity as purchasers under any forward sale transactions, we refer to these entities, individually, as a “Forward Purchaser” and, collectively, as the “Forward Purchasers.” If we enter into a forward sale transaction with any Forward Purchaser, we expect that such Forward Purchaser or one of its affiliates will attempt to borrow from third parties and sell, through its related Forward Seller, the number of shares of the Class A Common Stock underlying such forward sale transaction in order to hedge such Forward Purchaser’s exposure under such forward sale transaction. Unless otherwise expressly stated or the context otherwise requires, references herein to the “related” or “relevant” Forward Purchaser mean, with respect to any Agent, the affiliate of such Agent that is acting as Forward Purchaser, if applicable, or, if applicable, such Agent acting in its capacity as Forward Purchaser, and references herein to “applicable” Forward Purchaser or “applicable” forward sale transactions mean, with respect to any Forward Purchaser and any forward sale transaction, the Forward Purchaser party to such forward sale transaction, as applicable. We will not receive any proceeds from any sale of shares of the Class A Common Stock borrowed by a Forward Purchaser (or affiliate thereof) and sold through a Forward Seller, except in the circumstances described below upon settlement of the forward sale transaction.

We currently expect to physically settle each forward sale transaction, if any, on one or more dates specified by us on or prior to the maturity date of such forward sale transaction, in which case we expect to receive aggregate net cash proceeds at settlement equal to the number of shares underlying such forward sale transaction multiplied by the relevant forward sale price per share. However, subject to certain exceptions, we may also elect, in our sole discretion, to cash settle or net share settle all or any portion of our obligations under any forward sale transaction. If we elect to cash settle any forward sale transaction, we may not receive any proceeds and we may owe cash to the applicable Forward Purchaser in certain circumstances. If we elect to net share settle any forward sale transaction, we will not receive any proceeds and we may owe shares of the Class A Common Stock to the applicable Forward Purchaser in certain circumstances. For additional information, see “Plan of Distribution” in this prospectus supplement.

Each Agent will receive from us a commission up to 2% of the gross sales price of all shares sold through it as sales agent under the applicable equity distribution agreement. In connection with any forward sale transaction, we will pay the applicable Forward Seller a commission, in the form of a reduced initial forward sale price under the related forward sale transaction, at a mutually agreed rate up to 2% of the volume-weighted average of the sales prices per share of the borrowed shares of the Class A Common Stock sold through such Forward Seller during the applicable forward hedge selling period (subject to certain adjustments). In connection with the sale of shares of the Class A Common Stock on our behalf, the Agents, the Forward Sellers and/or the Forward Purchasers may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the Agents, the Forward Sellers and/or the Forward Purchasers may be deemed to be underwriting commissions or discounts. See “Plan of Distribution” for a description of compensation payable to the Agents, the Forward Sellers and the Forward Purchasers.

We may also sell some or all of the shares of the Class A Common Stock to an Agent as principal for its own account at prices agreed upon at the time of sale. If we sell the Class A Common Stock to any Agent as principal, we will enter into a separate terms agreement with such Agent.

To assist us in qualifying as a real estate investment trust, our charter limits ownership by any person to 8.7%, by value or number of shares, whichever is more restrictive, of the outstanding shares of the Class A Common Stock, or 8.7% in aggregate value of the outstanding shares of all classes and series of our capital stock, including the Class A Common Stock and preferred stock, with certain exceptions. See “Description of AIR Capital Stock—Restrictions on Ownership and Transfer of the Capital Stock” in the accompanying prospectus.

The Class A Common Stock is listed on the NYSE under the symbol “AIRC”. The last reported sale price of the Class A Common Stock on the NYSE on May 4, 2022 was $47.79 per share.

Investing in the Class A Common Stock involves risks. You should read carefully and consider the information under the caption “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 7 of the accompanying prospectus, as well as the information under the caption “Risk Factors” in our Annual Report on Form 10-K for the

year ended December 31, 2021, in each case, as may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission (“SEC”) in the future, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated by reference herein, before investing in the Class A Common Stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Citigroup	BofA Securities	Evercore ISI	J.P. Morgan

Morgan Stanley	Regions Securities LLC	Scotiabank	TD Securities	Wells Fargo Securities

Prospectus Supplement dated May 6, 2022.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference, the information in this prospectus supplement will supersede such information.

This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any “free writing prospectus” we authorize. Except as otherwise indicated or the context otherwise requires, (1) the term “AIR” refers to Apartment Income REIT Corp., a Maryland corporation, (2) the term “AIR OP” refers to Apartment Income REIT, L.P., a Delaware limited partnership, and (3) “we,” “us” or “our” refer to AIR, AIR OP and their consolidated subsidiaries, collectively.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by or on behalf of us, or on any information to which we have referred you. We, the Agents, the Forward Sellers and the Forward Purchasers have not authorized anyone to provide you with information that is different. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy shares of the Class A Common Stock in any circumstances under which the offer or sale is unlawful. You should not assume that the information we have included in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of any date other than the date of this prospectus supplement, the accompanying prospectus or any free writing prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, or in each case, as of any other date specified herein or therein for such information, regardless of the time of delivery of this prospectus supplement, any free writing prospectus or any shares of the Class A Common Stock. Our financial condition, results of operations and business prospects may have changed since those dates.

The distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized and this offering of shares of the Class A Common Stock in certain jurisdictions may be restricted by law. This prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized does not constitute an offer to sell the shares and are not soliciting an offer to buy the shares and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See “Plan of Distribution” in this prospectus supplement.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including AIR, that is available over the Internet at http://www.sec.gov. The Class A Common Stock is listed and traded on the NYSE under the trading symbol “AIRC”. General information about us, including our press releases, annual reports and other SEC filings, are available at no charge through our website at http://www.aircommunities.com. Except for the SEC filings specifically incorporated by reference in this prospectus supplement or the accompanying prospectus, information on, or that is hyperlinked or otherwise accessible from, our website is not incorporated into this prospectus supplement or the accompanying prospectus or our other securities filings and is not a part of these filings.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below that AIR and AIR OP have filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 4, 2022; and

•

the description of AIR’s capital stock contained in the Registration Statement on Form 10 (File No. 001-39686), as supplemented by any subsequent amendments and reports filed for the purpose of updating such description, including the description of the Class  A Common Stock filed as Exhibit 4.1 to AIR’s and AIR OP’s Annual Report on Form 10-K for the year ended December 31, 2020.

Any documents AIR files pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus supplement and prior to the termination of the offering of the Class A Common Stock to which this prospectus supplement relates will automatically be deemed to be incorporated by reference into this prospectus supplement and accompanying prospectus and be deemed a part of this prospectus supplement and accompanying prospectus from the date of filing such documents, except to the extent any information contained in or attached to such documents has been furnished, but not filed, with the SEC, including any information furnished pursuant to Item 2.02 or 7.01, and any related Item 9.01, of our Current Reports on Form 8-K unless, and except to the extent, specified in such Current Report.

You may request a copy of these filings, at no cost, by writing or calling us at the following address and telephone number:

Corporate Secretary

Apartment Income REIT Corp.

4582 South Ulster Street

Suite 1700

Denver, Colorado 80237

(303) 757-8101

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein or therein may contain statements, estimates or projections that constitute “forward-looking statements,” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements. These may include, without limitation, statements regarding: the payment of dividends and distributions in the future; the impact of the COVID-19 pandemic and any and all variants thereof; our ability to maintain current or meet projected occupancy, rental rate and property operating results; the effect of acquisitions and dispositions; expectations regarding sales of our apartment communities and the use of proceeds thereof; the availability and cost of corporate debt; our ability to comply with debt covenants, including financial coverage ratios; risks related to the provision of property management services to Apartment Investment and Management Company, a Maryland corporation (“Aimco”), and our ability to collect property management related fees; and risks related to the inability to fully collect the notes receivable due from Aimco.

These forward-looking statements are based on management’s judgment as of the date such statement is made, which is subject to risks and uncertainties. Risks and uncertainties that could cause actual results to differ materially from our expectations include, but are not limited to:

•

the effects of the COVID-19 pandemic on our business and on the global and U.S. economies generally, and the ongoing, dynamic and uncertain nature and duration of the pandemic, all of which heightens the impact of the other risks and factors described herein;

•	real estate and operating risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets;

•	national and local economic conditions, including inflation, the pace of job growth and the level of unemployment;

•	the amount, location, and quality of competitive new housing supply, which may be impacted by global supply chain disruptions;

•	the timing and effects of acquisitions and dispositions;

•	changes in operating costs, including energy costs;

•	negative economic conditions in our geographies of operation;

•	loss of key personnel;

•	our ability to maintain current or meet projected occupancy, rental rate, and property operating results;

•	expectations regarding sales of apartment communities and the use of proceeds thereof;

•	insurance risks, including the cost of insurance, and natural disasters and severe weather such as hurricanes;

•	financing risks, including interest rate changes and the availability and cost of financing;

•	the risk that cash flows from operations may be insufficient to meet required payments of principal and interest;

•	the risk that earnings may not be sufficient to maintain compliance with debt covenants, including financial coverage ratios;

•	legal and regulatory risks, including costs associated with prosecuting or defending claims and any adverse outcomes;

•	the terms of laws and governmental regulations that affect us and interpretations of those laws and regulations;

•

possible environmental liabilities, including costs, fines, or penalties that may be incurred due to necessary remediation of contamination of apartment communities presently or previously owned by us;

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•	our relationship with Aimco after the separation on December 15, 2020 (the “Separation”);

•

the ability and willingness of the parties to the Separation to meet and/or perform their obligations under the related contractual arrangements and any of their obligations to indemnify, defend and hold the other party harmless from and against various claims, litigation and liabilities;

•	the ability to achieve the expected benefits from the Separation; and

•	such other risks and uncertainties described from time to time in our filings with the SEC.

In addition, our current and continuing qualification as a real estate investment trust (“REIT”) involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and depends on our ability to meet the various requirements imposed by the Code, through actual operating results, distribution levels and diversity of stock ownership.

Forward-looking statements speak only as of the date of this prospectus supplement or the date of the document in which such statement is made or as of such earlier date such statement may have been given. Except in the normal course of our public disclosure obligations, we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any statement is based.

Readers should carefully review Item 1A (“Risk Factors”), Item 7 (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”), the financial statements and notes thereto and other information contained in our Annual Report on Form 10-K for the year ended December 31, 2021, as well as Item 2 (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”), the financial statements and notes thereto and other information contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, in each case, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

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SUMMARY

This summary highlights selected information about AIR and this offering. It does not contain all of the information that may be important to you in deciding whether to invest in the Class A Common Stock. We encourage you to read the entire prospectus supplement, including the “Risk Factors” section, the accompanying prospectus, any free writing prospectus we have authorized and the documents that we have filed with the SEC that are incorporated by reference herein or therein prior to deciding whether to invest in the Class A Common Stock.

AIR is a self-administered and self-managed REIT. AIR, through its wholly-owned subsidiaries, owns all of the common equity, the general partner interest, and special limited partner interest in AIR OP. As of March 31, 2022, AIR owned approximately 92.3% of the legal interest in the common partnership units of AIR OP and 93.9% of the economic interest in AIR OP. The remaining 7.7% legal interest is owned by third-party limited partners. As the sole general partner of AIR OP, AIR has exclusive control of AIR OP’s day-to-day management. AIR OP holds all of AIR’s assets and manages the daily operations of AIR’s business, which is focused on the ownership and management of quality apartment communities located in the largest markets in the United States.

Our principal executive offices are located at 4582 South Ulster Street, Suite 1700, Denver, Colorado 80237 and our telephone number is (303) 757-8101.

THE OFFERING

This summary highlights selected information about AIR and this offering. It does not contain all of the information that may be important to you in deciding whether to invest in the Class A Common Stock. We encourage you to read the entire prospectus supplement, including the “Risk Factors” section, the accompanying prospectus, any free writing prospectus we have authorized and the documents that we have filed with the SEC that are incorporated by reference herein or therein prior to deciding whether to invest in the Class A Common Stock.

Issuer	Apartment Income REIT Corp., a Maryland corporation.

Common stock we are offering	Shares of the Class A Common Stock having an aggregate offering price of up to $500,000,000.

The shares of the Class A Common Stock offered pursuant to this prospectus supplement include newly issued shares that may be offered and sold by us through or to the Agents, acting as our sales agents or as principals, as applicable, and borrowed shares of the Class A Common Stock that may be offered and sold by the Forward Purchasers through the relevant Forward Seller. For additional information, see “Plan of Distribution—Sales Through or To Agents, as Our Sales Agents or as Principals” and “—Sales Through Forward Sellers” in this prospectus supplement.

Manner of offering	Sales of shares of the Class A Common Stock, if any, under this prospectus supplement and the accompanying prospectus made through the Agents, acting as our sales agents, through the Forward Sellers, acting as agents for the relevant Forward Purchasers, or directly to the Agents, acting as principals, pursuant to the equity distribution agreements, may be made in privately negotiated transactions, which may include block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on the NYSE, on any other existing trading market for the Class A Common Stock or to or through a market maker, or as otherwise may be agreed between us and the applicable Agent. See “Plan of Distribution.”

Use of proceeds	We intend to contribute the net proceeds from this offering to AIR OP, which subsequently intends to use such net proceeds for general corporate purposes, which may include the acquisition of properties; full or partial repayment of debt; capital expenditures; working capital; and other general corporate or business purposes. Pending the use of the net proceeds as described above, we may use the net proceeds to temporarily reduce our indebtedness or invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities that are consistent with our intention to qualify as a REIT.

We will not receive any proceeds from the sale of shares of the Class A Common Stock by a Forward Seller, except upon settlement in certain circumstances. See “Use of Proceeds.”

Listing	The Class A Common Stock is listed on NYSE.

Ticker symbol	“AIRC”.

Accounting treatment of forward sale transactions	In the event that we enter into any forward sale transactions, we expect that before any issuance of shares of the Class A Common Stock upon physical or net share settlement of such forward sale transactions, the shares issuable upon settlement of such forward sale transactions will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of the Class A Common Stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of the Class A Common Stock that would be issued upon full physical settlement of such forward sale transaction over the number of shares of the Class A Common Stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period).

Consequently, prior to physical or net share settlement of a particular forward sale transaction and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share as a result of such forward sale transaction except during periods when the average market price of shares of the Class A Common Stock is above the per share adjusted forward sale price of such forward sale transaction, subject to increase or decrease on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less an agreed spread, and subject to decrease on each of certain dates by amounts related to expected dividends on shares of the Class A Common Stock during the term of such forward sale transaction. However, if we physically settle or net share settle any forward sale transaction, the delivery of shares of the Class A Common Stock would result in an increase in the number of shares outstanding and dilution to our earnings per share and return on equity.

Risk factors	Investing in the Class A Common Stock involves risks. You should read carefully and consider the information under the caption “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 7 of the accompanying prospectus, as well as the information under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, in each case, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated by reference herein, before investing in the Class A Common Stock.

RISK FACTORS

An investment in the Class A Common Stock involves a high degree of risk. Prior to making a decision about investing in the Class A Common Stock, you should carefully consider the specific factors discussed in this prospectus supplement, the accompanying prospectus, any free writing prospectus we have authorized and all of the other information contained or incorporated by reference herein or therein. You should also consider the risks, uncertainties, and assumptions discussed under Item 1A (“Risk Factors”), Item 7 (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”), the financial statements and notes thereto and other information contained in our Annual Report on Form 10-K for the year ended December 31, 2021, as well as Item 2 (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”), the financial statements and notes thereto and other information contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, in each case, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Such risks and uncertainties described are not the only ones we face. Additional risks and uncertainties that we are unaware of or that we deem immaterial may also become important factors that adversely affect our business. If any of such risks actually occur, our business, financial condition, operating results, and future prospects could be materially and adversely affected. In that event, the market price of our securities could decline, and you could lose part or all of your investment.

Risks Related to Forward Sale Transactions

Settlement provisions contained in any forward sale transaction could result in substantial dilution to our earnings per share and return on equity or result in substantial cash payment obligations.

If we enter into one or more forward sale transactions, the applicable Forward Purchaser will have the right to accelerate that particular forward sale transaction (with respect to all or any portion of the transaction under such forward sale transaction that the applicable Forward Purchaser determines is affected by an event described below) and require us to settle on a date specified by such Forward Purchaser if:

•

such Forward Purchaser, after using commercially reasonable efforts, is unable to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to that particular forward sale transaction;

•

such Forward Purchaser determines that it is unable, after using commercially reasonable efforts, to continue to borrow a number of shares of the Class A Common Stock equal to the number of shares of the Class A Common Stock underlying the applicable forward sale transaction (and we do not refer a satisfactory lending party to lend the shares required) or that, with respect to borrowing such number of shares of the Class A Common Stock, it would incur a cost that is greater than the borrow cost specified in such forward sale transaction (subject to our price adjustment acceptance), subject to a prior notice requirement;

•

we declare a dividend or distribution on the shares of the Class A Common Stock with a cash value in excess of a specified amount per calendar quarter, or with an ex-dividend date prior to the anticipated ex-dividend date for such cash dividend;

•	certain ownership thresholds applicable to such Forward Purchaser are exceeded;

•

there is a public announcement of any event or transaction that, if consummated, would result in a merger event, tender offer, nationalization, delisting or change in law (in each case, as determined pursuant to the terms of the applicable forward sale transaction); or

•

certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the applicable forward sale transaction, a market disruption event during a specified period that lasts for more than at least eight scheduled trading days or a change in law (as such terms are defined in the forward sale transaction).

A Forward Purchaser’s decision to exercise its right to accelerate the settlement of any forward sale transaction will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of the Class A Common Stock under the physical settlement provisions of the applicable forward sale transaction or, if we so elect and such Forward Purchaser so permits our election, net share settlement provisions of the applicable forward sale transaction irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity.

We expect that settlement of any forward sale transaction will generally occur on or prior to the maturity date of such forward sale transaction. Any forward sale transaction may be settled earlier than the latest potential settlement date specified in that particular forward sale transaction in whole or in part at our option, subject to the satisfaction of certain conditions. Each forward sale transaction will be physically settled by delivery of shares of the Class A Common Stock, unless we elect to cash settle or net share settle such forward sale transaction, with such election subject to the satisfaction of certain conditions. Upon physical settlement or, if we so elect, net share settlement of such forward sale transaction, delivery of shares of the Class A Common Stock in connection with such physical settlement or net share settlement, will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of the Class A Common Stock underlying a particular forward sale transaction, subject to any conditions specified in the particular forward sale transaction, we expect the applicable Forward Purchaser (or an affiliate thereof) will purchase a number of shares of the Class A Common Stock necessary to satisfy its or its affiliate’s obligation to return the shares of the Class A Common Stock borrowed from third parties in connection with sales of shares of the Class A Common Stock in relation to that forward sale transaction, taking into account, in the case of net share settlement, any shares deliverable by or to us under the forward sale transaction and, in the case of net share settlement, in order to deliver shares of the Class A Common Stock to us to the extent required in settlement of such forward sale transaction. In addition, the purchase of shares of the Class A Common Stock in connection with a Forward Purchaser or its affiliate unwinding its hedge positions could cause the price of shares of the Class A Common Stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such Forward Purchaser (or decreasing the amount of cash that such Forward Purchaser would owe us) upon cash settlement of the relevant forward sale transaction or increasing the number of shares of the Class A Common Stock we would deliver to such Forward Purchaser (or decreasing the number of shares of the Class A Common Stock that such Forward Purchaser would deliver to us) upon net share settlement of the relevant forward sale transaction.

The forward sale price that we expect to receive upon physical settlement of a particular forward sale transaction will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread, to be agreed upon by us and the Forward Purchaser under the applicable forward sale transaction, and will be subject to decrease on each of certain dates based on amounts related to expected dividends on shares of the Class A Common Stock during the term of the applicable forward sale transaction. If the overnight bank funding rate is less than the spread on any day, the interest factor will result in a daily reduction of the forward sale price. If the market value of the Class A Common Stock, determined in accordance of the terms of the relevant forward sale transaction, during the relevant valuation period under the particular forward sale transaction is above the applicable forward sale price, in the case of cash settlement, we would pay the applicable Forward Purchaser under that particular forward sale transaction an amount in cash equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement of a particular forward sale transaction.

In case of certain bankruptcy or insolvency events, any forward sale transactions that are in effect will automatically terminate, and we may not receive any proceeds from the sale of shares of the Class A Common Stock that have not theretofore been settled.

If we file for, or a regulatory authority with jurisdiction over us institutes, or we consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, and we consent to such a petition, any forward sale transactions that are in effect will automatically terminate. If any such forward sale transaction so terminates, we would not be obligated to deliver to the applicable Forward Purchaser any shares of the Class A Common Stock not previously delivered, and such Forward Purchaser would be discharged from its obligation to pay the relevant forward sale price per share in respect of any shares of the Class A Common Stock not previously settled. Therefore, to the extent that there are any shares of the Class A Common Stock with respect to which any forward sale transaction has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of the Class A Common Stock.

There is uncertainty in the U.S. federal income tax treatment of the cash that we might receive from cash settlement of any forward sale transaction and its impact on our ability to meet the REIT qualification requirements.

In the event that we elect to settle any forward sale transaction for cash and the settlement price is below the relevant forward sale price, we would be entitled to receive a cash payment from the applicable Forward Purchaser. Under Section 1032 of the Code, generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Exchange Act. It is not entirely clear whether a forward sale transaction qualifies as a “securities futures contract” or whether a cash settlement thereof would otherwise be subject to Section 1032 of the Code, and as a result, the federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of any forward sale transaction, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. Therefore, we may only elect to cash settle a forward sale transaction if we determine that we can satisfy the gross income requirements for REITs while treating such cash settlement payment as nonqualifying income. In the event we are not able to make such a determination, we may be precluded from electing to cash settle a forward sale transaction even if the cash settlement may be the optimal business decision.

USE OF PROCEEDS

Unless otherwise described in this prospectus supplement or any free writing prospectus, we intend to contribute the net proceeds from the sales of the Class A Common Stock to or through the Agents, after deducting commissions and offering expenses, as well as any net cash proceeds we receive upon the settlement of any forward sale transaction, to AIR OP, which subsequently intends to use such net proceeds for general corporate purposes, which may include: the acquisition of properties; full or partial repayment of debt; capital expenditures; working capital; and other general corporate or business purposes. Pending the use of the net proceeds as described above, we may use the net proceeds to temporarily reduce our indebtedness or invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities that are consistent with our intention to qualify as a REIT.

We will not receive any proceeds from any sale of shares of the Class A Common Stock borrowed by a Forward Purchaser (or affiliate thereof) and sold through a Forward Seller, except in the circumstances described below upon settlement of the forward sale transaction. In the event of full physical settlement of a forward sale transaction, which we expect to occur on or prior to the maturity date of such forward sale transaction, we expect to receive aggregate cash proceeds equal to the product of the forward sale price under the forward sale transaction and the number of shares of the Class A Common Stock underlying the forward sale transaction, subject to the price adjustment and other provisions of the forward sale transaction. If, however, we elect to cash settle any forward sale transaction, we may not receive any proceeds (and may owe cash to the applicable Forward Purchaser in certain circumstances), and if we elect to net share settle any forward sale transaction, we will not receive any proceeds (and may owe shares of the Class A Common Stock to the applicable Forward Purchaser in certain circumstances).

Certain of the Agents, the Forward Sellers, the Forward Purchasers and/or their respective affiliates are lenders and/or agents under our revolving credit facility and/or one or both of our term loan credit facilities. To the extent we use the net proceeds of this offering to reduce existing or future indebtedness under our revolving credit facility or one of our term loan facilities, these Agents, Forward Sellers, Forward Purchasers or their affiliates would receive their pro rata portion of any amount that is repaid under our revolving credit facility or our term loan facilities, as applicable, with the net proceeds to us of this offering. See “Plan of Distribution—Other Relationships.”

PLAN OF DISTRIBUTION

We have entered into separate equity distribution agreements, dated May 6, 2022, with each of Citigroup Global Markets Inc., BofA Securities, Inc., Evercore Group L.L.C., Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Regions Securities LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC (and certain of their respective affiliates). We refer to these entities, when acting in their capacity as sales agents for us or as principals, individually, as an “Agent” and, collectively, as the “Agents,” and, to the extent applicable, when acting in their capacity as agents for the Forward Purchasers, individually, as a “Forward Seller” and, collectively, as the “Forward Sellers.” In accordance with the terms of the equity distribution agreements, we may from time to time offer and sell shares of the Class A Common Stock having an aggregate offering price of up to $500,000,000 through the Agents, acting as our sales agents, through the Forward Sellers, acting as agents for the relevant Forward Purchasers, or directly to the Agents, acting as principals. In the future, we may also enter into equity distribution agreements with additional sales agents and/or forward sellers and forward purchasers. In the event that we enter into new equity distribution agreements, we will file a supplement to this prospectus supplement to reflect any such new equity distribution agreements.

Sales of shares of the Class A Common Stock, if any, under this prospectus supplement and the accompanying prospectus made through the Agents, acting as our sales agents, through the Forward Sellers, acting as agents for the relevant Forward Purchasers, or directly to the Agents, acting as principals, pursuant to the equity distribution agreements, may be made in privately negotiated transactions, which may include block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on the NYSE, on any other existing trading market for the Class A Common Stock or to or through a market maker, or as otherwise may be agreed between us and the applicable Agent. None of the Agents or the Forward Sellers are required, individually or collectively, to sell any specific number or dollar amount of shares of the Class A Common Stock, but subject to the terms and conditions of the applicable equity distribution agreement (and only if the Agent or Forward Seller and the related Forward Purchaser, as applicable, have accepted our instructions), each has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell shares of the Class A Common Stock up to the amount specified.

The equity distribution agreements contemplate that, in addition to the issuance and sale of shares of the Class A Common Stock by us through or to the Agents, acting as our sales agents or as principals, as applicable, we may also enter into one or more forward sale transactions with any of Citibank, N.A., Bank of America, N.A., JPMorgan Chase Bank, National Association, Morgan Stanley & Co. LLC, Regions Securities LLC, The Bank of Nova Scotia, The Toronto-Dominion Bank and Wells Fargo Bank, National Association. When acting in their capacity as purchasers under any forward sale transactions, we refer to these entities, individually, as a “Forward Purchaser” and, collectively, as the “Forward Purchasers.” If we enter into a forward sale transaction with any Forward Purchaser, we expect that such Forward Purchaser or one of its affiliates will attempt to borrow from third parties and sell, through its related Forward Seller, the number of shares of the Class A Common Stock underlying such forward sale transaction in order to hedge such Forward Purchaser’s exposure under such forward sale transaction.

The relevant Agent or Forward Seller, as applicable, will provide written confirmation to us no later than the opening of the trading day on the NYSE on the day following the trading day in which shares of the Class A Common Stock were sold under the applicable equity distribution agreement. With respect to shares of the Class A Common Stock sold by an Agent, each confirmation will include the number of such shares sold on such day, the net proceeds to us and the compensation payable by us to the Agent in connection with the sales. With respect to shares of the Class A Common Stock sold by a Forward Seller, each confirmation will include the number of shares sold on such day, the compensation payable by us to the Forward Seller in the form of a reduced initial forward sale price under the related forward sale transaction with the related Forward Purchaser, and the initial forward sale price payable by such Forward Purchaser. As described below under “—Sales Through Forward Sellers,” we will not initially receive any proceeds from the sale of shares of the Class A Common Stock borrowed by a Forward Purchaser (or its affiliates or designees) and sold through the relevant Forward Seller.

We will report at least quarterly the number of shares of the Class A Common Stock sold through the Agents, acting as our sales agents, through the Forward Sellers, acting as agents for the relevant Forward Purchasers, or directly to the Agents, acting as principals, and the net proceeds to us (before expenses) during the relevant quarter.

In connection with the sale of shares of the Class A Common Stock on our behalf, the Agents, the Forward Sellers and/or the Forward Purchasers may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the Agents, the Forward Sellers and/or the Forward Purchasers may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to each Agent, Forward Seller and Forward Purchaser against certain liabilities, including civil liabilities under the Securities Act.

We estimate that the total expenses payable by us in connection with the offering and sale of shares of the Class A Common Stock pursuant to the equity distribution agreements, excluding commissions and discounts, will be approximately $500,000. We have also agreed, under certain circumstances, to reimburse the Agents, the Forward Sellers and the Forward Purchasers for certain of their reasonable, documented out-of-pocket expenses, including fees and disbursements of their counsel, in connection with the transactions contemplated by the sales agreement.

Sales of shares of the Class A Common Stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means upon which we and the parties to the applicable equity distribution agreement agree.

During any period beginning on the day of our delivery of relevant instructions to any Agent or Forward Seller and ending on the earlier of the last applicable settlement date pursuant to such instructions and the withdrawal or rejection of such instructions, we have agreed not to offer, sell, contract to sell, pledge or otherwise dispose of any shares of the Class A Common Stock or securities convertible into, or exercisable or exchangeable for, shares of the Class A Common Stock, or publicly announce an intention to effect any such transaction, without the consent of and suspension of activities by the relevant Agent, Forward Seller and Forward Purchaser. This consent may be given at any time without public notice. The restrictions described in this paragraph do not apply to:

•	sales of shares of Class A Common Stock that we offer or sell pursuant to any equity distribution agreement;

•	sales of borrowed shares of Class A Common Stock by a Forward Seller in connection with any forward sale transaction;

•	sales of shares of the Class A Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan;

•	issuances of shares of the Class A Common Stock upon physical settlement or net share settlement of any forward sale agreement;

•	issuances of shares of the Class A Common Stock upon the conversion, redemption or exchange of our securities or of securities of the Operating Partnership or upon the exercise of warrants; and

•	issuances of securities of AIR OP.

The offering of the Class A Common Stock pursuant to any of the equity distribution agreements will terminate upon the earlier of (1) the sale of all the Class A Common Stock subject to the equity distribution agreements (including shares sold by us to or through the Agents and borrowed shares sold through the Forward

Sellers) or (2) with respect to a particular equity distribution agreement, the termination of that equity distribution agreement by us, the applicable Agent, Forward Seller or Forward Purchaser.

If we or any of the Agents, Forward Sellers or Forward Purchasers have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to us or the Class A Common Stock, such party will promptly notify the others and sales of the Class A Common Stock pursuant to the equity distribution agreements or any terms agreement will be suspended until Rule 101(c)(1) or another exemptive provision has been satisfied in the judgment of each party.

Sales Through or To Agents, as Our Sales Agents or as Principals

Subject to the acceptance of such instructions from us by the relevant Agent, upon its receipt of instructions from us, each Agent will use its commercially reasonable efforts to sell shares of the Class A Common Stock, as our sales agent, on the terms and subject to the conditions set forth in the applicable equity distribution agreement. We will instruct each Agent as to the amount of the Class A Common Stock to be sold by it as our sales agent. We may instruct an Agent not to sell the Class A Common Stock as our sales agent if the sales cannot be effected at or above a price designated by us. We or any Agent may at any time immediately suspend the offering of shares of the Class A Common Stock through such Agent upon notice to the other party.

Settlement for sales of the Class A Common Stock will generally occur on the standard settlement cycle then in effect, unless we agree otherwise with the relevant Agent, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Each Agent will receive from us a commission up to 2% of the gross sales price of all shares sold through it as sales agent under the applicable equity distribution agreement.

Under the terms of the equity distribution agreements, we also may sell shares of the Class A Common Stock to any Agent, as principal, for its own account at a price agreed upon at the time of sale. If we sell shares of the Class A Common Stock to an Agent as principal, we will enter into a separate terms agreement with such Agent and, to the extent required by applicable law, we will describe such agreement in a separate prospectus supplement or pricing supplement.

Sales Through Forward Sellers

If we enter into a forward sale transaction with any Forward Purchaser, we expect that such Forward Purchaser (or an affiliate thereof) will use commercially reasonable efforts consistent with its normal trading and sales practice to borrow from third parties and sell, through the relevant Forward Seller, shares of the Class A Common Stock to hedge such Forward Purchaser’s exposure under such forward sale transaction.

In connection with any forward sale transaction, we will deliver instructions to the relevant Forward Seller to offer and sell the applicable borrowed shares of the Class A Common Stock on behalf of the relevant Forward Purchaser. Such instructions shall specify, among other specified terms, the maximum number of shares to be sold and the minimum price per share at which such shares may be sold. Subject to, among other things, the terms and conditions in the relevant equity distribution agreement and the acceptance of such instructions from us by the relevant Forward Seller (as such instructions may have been modified upon mutual consent of the relevant Forward Purchaser, the relevant Forward Seller and us), such Forward Purchaser will use its commercially reasonable efforts consistent with its normal trading and sales practice to borrow or cause its affiliate to borrow, offer and sell through the relevant Forward Seller the applicable shares of the Class A Common Stock to hedge the Forward Purchaser’s exposure under the applicable forward sale agreement, and such Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practice to sell such shares of the Class A Common Stock, on the terms and subject to the conditions set forth in the relevant equity distribution agreement and the master forward sale confirmation. We or the applicable Forward Seller may at any time immediately suspend the offering of shares of the Class A Common Stock through such Forward Seller, upon notice to the other party.

In connection with each forward sale transaction, we will pay the applicable Forward Seller a commission, in the form of a reduction to the initial forward sale price under the related forward sale transaction, at a mutually agreed rate up to 2% of the volume-weighted average of the sales prices per share of the borrowed shares of the Class A Common Stock sold through such Forward Seller during the applicable forward hedge selling period for such shares (subject to certain adjustments). We sometimes refer to this commission as the “forward selling commission.”

We expect that settlement of any sales of borrowed shares of the Class A Common Stock by a Forward Seller will occur on the standard settlement cycle then in effect, unless we agree otherwise with the relevant Forward Purchaser and Forward Seller, following the respective dates on which any such sales are made. The obligations of a Forward Purchaser and a Forward Seller under the relevant equity distribution agreement are subject to a number of conditions, which such Forward Purchaser and Forward Seller, respectively, may waive in their sole and absolute discretion.

Pursuant to each forward sale transaction, if any, we will have the right to issue and sell to the Forward Purchaser party thereto a specified number of shares of the Class A Common Stock on the terms and subject to the conditions set forth therein, or, alternatively, to elect cash settlement or net share settlement, as described below, for all or any portion of such shares. The initial forward price per share under each forward sale transaction will equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume-weighted average of the sales prices per share at which the borrowed shares of the Class A Common Stock were sold by the relevant Forward Seller during the applicable forward hedge selling period in accordance with the relevant equity distribution agreement to hedge the relevant Forward Purchaser’s exposure under such forward sale transaction (subject to certain adjustments). We will not initially receive any proceeds from any sale of borrowed shares of the Class A Common Stock through a Forward Seller, and all of such proceeds will be paid to the relevant Forward Purchaser (or one or more of its affiliates).

We currently expect to physically settle each forward sale transaction, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the latest potential settlement date set forth in such forward sale transaction, although, as discussed below, we will generally have the right, subject to certain exceptions, to elect cash settlement or net share settlement instead of physical settlement for any of the shares we have agreed to sell under such forward sale transaction. For example, we may conclude it is in our interest to cash settle or net share settle if we have no then-current use for all or a portion of the proceeds we would receive upon physical settlement. If we elect to physically settle any forward sale transaction (or physical settlement is otherwise applicable), at settlement, we will receive an amount of cash from the relevant Forward Purchaser equal to the product of (1) the forward price per share under such forward sale transaction on the relevant settlement date and (2) the number of shares of the Class A Common Stock as to which we have elected physical settlement (or to which physical settlement otherwise applies), subject to the provisions of such forward sale transaction. The forward price is based on the initial forward price, as adjusted on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread, to be agreed upon by us and the Forward Purchaser under the forward sale transaction, and subject to decrease on certain dates specified in the relevant forward sale transaction by the amount per share of quarterly dividends we expect to declare on the Class A Common Stock during the term of such forward sale transaction. The resulting price after such adjustments and reductions is the forward price on the relevant settlement date. If the overnight bank funding rate is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward price.

We expect that before any issuance of shares of the Class A Common Stock upon physical or net share settlement of any forward sale transactions, the shares issuable upon settlement of such forward sale transactions will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of the Class A Common Stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of the Class A Common Stock that would be issued upon full physical settlement of such forward sale transaction over the number of shares of the Class A

Common Stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, prior to physical or net share settlement of such forward sale transaction and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share as a result of such forward sale transaction except during periods when the average market price of shares of the Class A Common Stock is above the per share adjusted forward sale price of such forward sale transaction, subject to increase or decrease on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less an agreed spread and subject to decrease on each of certain dates by amounts related to expected dividends on shares of the Class A Common Stock during the term of such forward sale transaction. However, if we physically settle or net share settle any forward sale transaction, the delivery of shares of the Class A Common Stock would result in an increase in the number of shares outstanding and dilution to our earnings per share and return on equity.

We will generally have the right, in lieu of physical settlement of any forward sale transaction, to elect cash or net share settlement in respect of any or all of the shares of the Class A Common Stock subject to such forward sale transaction, subject to certain exceptions pursuant to such forward sale transaction. If we elect to cash or net share settle all or any part of any forward sale transaction, we would expect the relevant Forward Purchaser or one of its affiliates to purchase shares of Class A Common Stock in secondary market transactions over an unwind period so as to:

•

return shares of the Class A Common Stock to securities lenders in order to unwind such Forward Purchaser’s hedge (after taking into consideration any shares of the Class A Common Stock to be delivered by us to such Forward Purchaser, in the case of net share settlement); and

•	in the case of net share settlement, deliver shares of the Class A Common Stock to us to the extent required upon settlement of such forward sale transaction.

In general terms and subject to a particular forward sale transaction: (1) if the weighted average price of the Class A Common Stock at which these purchases by such Forward Purchaser (or its affiliate) are made is below the relevant forward price, such Forward Purchaser will pay us such difference in cash (if we elect to cash settle) or deliver to us shares of the Class A Common Stock having a market value equal to such difference (if we elect to net share settle); (2) if the weighted average price of the Class A Common Stock at which these purchases are made by such Forward Purchaser (or its affiliate) exceeds the relevant forward price, we will pay such Forward Purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to such Forward Purchaser a number of shares of the Class A Common Stock having a market value equal to such difference (if we elect to net share settle). Any such difference could be significant and could result in our receipt of a significant amount of cash or number of shares of the Class A Common Stock from such Forward Purchaser or require us to pay a significant amount of cash or deliver a significant number of shares of the Class A Common Stock to such Forward Purchaser.

In addition, the purchase of the Class A Common Stock by a Forward Purchaser or its affiliate to unwind the Forward Purchaser’s hedge position could cause the price of the Class A Common Stock to increase above the price that would have prevailed in the absence of those purchases (or prevent a decrease in such price), thereby increasing the amount of cash (in the case of cash settlement) or possibly the number of shares (in the case of net share settlement) that we would owe such Forward Purchaser upon settlement of the applicable forward sale transaction or decrease the amount of cash (in the case of cash settlement) or possibly the number of shares (in the case of net share settlement) that such Forward Purchaser would owe us upon settlement of the applicable forward sale transaction. See “Risk Factors—Risks Related to Forward Sale Transactions.”

Each Forward Purchaser will have the right to accelerate the settlement of the shares underlying any forward sale transaction that it enters into with us and require us to physically settle such shares on a date specified by such Forward Purchaser if, among other events:

•

such Forward Purchaser, after using commercially reasonable efforts, is unable to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to that particular forward sale transaction;

•

such Forward Purchaser determines that it is unable, after using commercially reasonable efforts, to continue to borrow a number of shares of the Class A Common Stock equal to the number of shares of the Class A Common Stock underlying the applicable forward sale transaction (and we do not refer a satisfactory lending party to lend the shares required) or that, with respect to borrowing such number of shares of the Class A Common Stock, it would incur a cost that is greater than the borrow cost specified in such forward sale transaction (subject to our price adjustment acceptance), subject to a prior notice requirement;

•

we declare a dividend or distribution on the shares of the Class A Common Stock with a cash value in excess of a specified amount per calendar quarter, or with an ex-dividend date prior to the anticipated ex-dividend date for such cash dividend;

•	certain ownership thresholds applicable to such Forward Purchaser are exceeded;

•

there is a public announcement of any event or transaction that, if consummated, would result in a merger event, tender offer, nationalization, delisting or change in law (in each case, as determined pursuant to the terms of the applicable forward sale transaction); or

•

certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the applicable forward sale transaction, a market disruption event during a specified period that lasts for more than at least eight scheduled trading days or a change in law (as such terms are defined in the forward sale transaction).

A Forward Purchaser’s decision to exercise its right to accelerate the settlement of any forward sale transaction and to require us to physically settle the relevant shares will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of the Class A Common Stock under the terms of the physical settlement provisions of the applicable forward sale transaction irrespective of our capital needs, which would result in dilution to our earnings per share.

In addition, upon certain events of bankruptcy or insolvency relating to us, the forward sale transaction will terminate without further liability of the parties thereto. Following any such termination, we would not issue any shares of the Class A Common Stock pursuant to such forward sale transaction, and we would not receive any proceeds pursuant to such forward sale transaction.

Other Relationships

Certain of the Agents, the Forward Sellers, the Forward Purchasers and/or their respective affiliates are lenders and/or agents under our revolving credit facility and/or one or both of our term loan credit facilities. To the extent we use the net proceeds of this offering to reduce existing or future indebtedness under our revolving credit facility or one of our term loan facilities, these Agents, Forward Sellers, Forward Purchasers or their affiliates would receive their pro rata portion of any amount that is repaid under our revolving credit facility or our term loan facilities, as applicable, with the net proceeds to us of this offering. See “Use of Proceeds.”

The Agents, the Forward Sellers, the Forward Purchasers and/or their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for us and our affiliates, for which they have received and in the future will receive customary compensation and expense reimbursement.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Member State”) no shares have been offered or will be offered to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State (all in accordance with the Prospectus Regulation), except:

•	to any legal entity which is a “qualified investor” as defined in the Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the Agents for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation, or a supplement to a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, and the expression “Prospectus Regulation” means Regulation 2017/1129/EU (as amended).

Accordingly any person making or intending to make any offer of shares to the public within the European Economic Area the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the sellers or any underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case, in relation to such offer. Neither the sellers of the shares nor the Agents have authorized, and do not authorize, the making of any offer of shares to the public in circumstances in which an obligation arises for the sellers or the Agents to publish or supplement a prospectus for such offer.

Each person in a Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with AIR and the Agents that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed to and with AIR and the Agents that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of shares to the public other than their offer or resale in a Member State to qualified investors within the meaning of the Prospectus Regulation, in circumstances in which the prior consent of the Agents has been obtained to each such proposed offer or resale.

AIR, the Agents, and our and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal

Agreement) Act 2020 (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that such documents are only being distributed to, and are only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(e) of the UK Prospectus Regulation that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

This prospectus supplement, the accompanying prospectus and any related free writing prospectus and any other document or materials relating to the shares have not been approved for the purposes of Section 21 of the UK Financial Services and Markets Act 2000 (as amended, the “FSMA”) by a person authorized under the FSMA. This prospectus supplement and the accompanying prospectus are being distributed and communicated to persons in the United Kingdom only in circumstances in which Section 21(1) of FSMA does not apply to us.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the shares described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the shares to the public in France.

Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-1, L.411-2, D.411-2, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier; or

•

to investment services providers authorized to engage in portfolio management on behalf of third parties (personnes fournissant le service d’investissement de gestion de portefeuille pour compte de tiers).

The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and may not and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) and which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong). No advertisement, invitation or document relating to the shares has been issued, may be or will be issued or has been, may be or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

This prospectus supplement has not been reviewed or approved by any regulatory authorities in Hong Kong, including the Securities and Futures Commission of Hong Kong and the Companies Registry of Hong Kong and neither has it been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed (in whole or in part) in Hong Kong or be used for any purpose in Hong Kong, and the shares may not be offered for subscription to members of the public in Hong Kong. The recipients of this prospectus supplement are advised to exercise caution in relation to any offer of the shares. If recipients are in any doubt about any of the contents of this prospectus supplement, they should obtain independent professional advice. Each person acquiring the shares will be required, and is deemed by the acquisition of the shares, to confirm that he/she/it is aware of the restriction on offers of the shares described in this prospectus supplement and the relevant offering documents and that he/she/it is not acquiring, and has not been offered any shares in circumstances that contravene any such restrictions.

Notice to Prospective Investors in Japan

The shares offered in this prospectus supplement have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the “FIEA”). Accordingly, the shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for account or the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA or otherwise in compliance with the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

•

Singapore SFA Product Classification — Solely for the purposes of our obligations pursuant to section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA) that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Australia

No prospectus, product disclosure statement or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (“Corporations Act”)) in relation to the shares of Class A Common Stock has been or will be lodged with the Australian Securities & Investments Commission or any other governmental agency. This document does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

The shares of Class A Common Stock may not be offered for sale, nor may application for the sale or purchase of any shares of the Class A Common Sock be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this document nor any other offering material or advertisement relating to the shares of Class A Common Stock may be distributed or published in Australia unless, in each case, the relevant offeree or invitee is:

(a)	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(b)

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(c)	a person associated with AIR under section 708(12) of the Corporations Act; or

(d)	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act,

and to the extent that the offeree or invitee is not such a sophisticated investor, associated person or professional investor under the Corporations Act, any offer or invitation made to such an offeree or invitee under this document is void and incapable of acceptance.

The shares of Class A Common Stock applied for under this offer in Australia must not be offered for resale or otherwise transferred, assigned or alienated) to any person located in, or a resident of, Australia within 12 months of those shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document or product disclosure statement under Parts 6D.2 or 7.9 of the Corporations Act or where the offer for sale is pursuant to a disclosure document or product disclosure statement which complies with Parts 6D.2 or 7.9 of the Corporations Act. Any person acquiring shares of Class A Common Stock must observe such Australian on-sale restrictions.

Notice to Prospective Investors in Chile

The shares are not registered in the Securities Registry (Registro de Valores) or subject to the control of the Chilean Securities and Exchange Commission (Superintendencia de Valores y Seguros de Chile). This prospectus supplement and other offering materials relating to the offer of the shares do not constitute a public offer of, or an invitation to subscribe for or purchase, the shares in the Republic of Chile, other than to individually identified purchasers pursuant to a private offering within the meaning of Article 4 of the Chilean Securities Market Act (Ley de Mercado de Valores) (an offer that is not “addressed to the public at large or to a certain sector or specific group of the public”).

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering

Notice to Prospective Investors in Switzerland

Each copy of this prospectus supplement is addressed to a specifically named recipient and may not be copied, reproduced, distributed or passed on to third parties.

The distribution of shares or units in foreign collective investment schemes in or from Switzerland are subject to the Collective Investment Schemes Act of June 23, 2006, as amended from time to time (the “CISA”). Art. 3 CISA defines the term “distribution” as any offer of, or advertisement for, collective investment schemes that is not exclusively directed towards supervised financial intermediaries as per art. 10 para. 3 lit. (a) CISA and supervised insurance companies as per art. 10 para. 3 lit. (b) CISA and qualifies certain other activities as not being “distribution”. The distribution of shares or units in foreign collective investment schemes in or from Switzerland to non-qualified investors is subject to authorization by the Swiss Financial Market Supervisory Authority (FINMA) and certain other requirements. Shares or units in a foreign collective investment scheme may be distributed in Switzerland to unregulated qualified investors without such authorization by the FINMA, provided that certain other requirements are met, in particular, that a representative and a paying agent was appointed in Switzerland for the shares or units distributed in Switzerland.

AIR qualifies as a foreign collective investment scheme for the purposes of the CISA. The distribution of the Class A Common Stock to non-qualified investors has not been approved by the FINMA, and no representative or payment agent was appointed by AIR in Switzerland. Any offering of the Class A Common Stock, and any other form of solicitation of investors in relation to AIR (including by way of circulation of offering materials or information, including this prospectus supplement) in Switzerland, shall be made or directed only (i) towards supervised financial intermediaries such as banks, securities dealers, fund management companies, asset managers of collective investment schemes and central banks as per art. 10 para. 3 lit. (a) CISA, (ii) towards supervised insurance companies as per art. 10 para. 3 lit. (b) CISA and/or (iii) otherwise in a way not qualifying as “distribution” as per art. 3 CISA, all pursuant to the prerequisites laid out in the CISA and its implementing ordinances as well as any applicable FINMA guidelines and practice, including, in particular, FINMA Circular 2013/9 dated August 28, 2013, as amended from time to time. Failure to comply with the above-mentioned requirements may constitute a breach of the CISA.

LEGAL MATTERS

Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois, has passed upon certain tax matters for us. The validity of the Class A Common Stock is being passed upon for us by DLA Piper LLP (US), Baltimore, Maryland. The Agents, the Forward Sellers and the Forward Purchasers are being represented in connection with this offering by Jones Day.

EXPERTS

The financial statements of Apartment Income REIT Corp. and Apartment Income REIT, L.P. as of December 31, 2021, and for the year ended December 31, 2021, incorporated by reference in this prospectus supplement, and the effectiveness of Apartment Income REIT Corp.’s and Apartment Income REIT, L.P.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The consolidated balance sheets as of December 31, 2020 and the consolidated statements of operations, comprehensive income (loss), equity, partners’ capital and cash flows for the years ended December 31, 2020 and 2019 of AIR and AIR OP appearing in AIR and AIR OP’s Annual Report on Form 10-K for the year ended December 31, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Apartment Income REIT Corp.

Debt Securities

Preferred Stock

Class A Common Stock

Warrants

Guarantees

Apartment Income REIT, L.P.

Debt Securities

We may offer, issue and sell, from time to time, together or separately, debt securities of Apartment Income REIT Corp. (“AIR”) or Apartment Income REIT, L.P. (“AIR OP”), and preferred stock, Class A common stock, warrants, and guarantees of AIR. We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. Selling stockholders may offer and sell, from time to time, Class A common stock of AIR.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. The applicable prospectus supplement may also add, update or change information contained in this prospectus. AIR’s Class A common stock is listed on the New York Stock Exchange under the symbol “AIRC.” If any other securities offered hereby will be listed on a securities exchange, such listing will be described in the applicable prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 1, 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under the shelf registration process, we or selling stockholders may, from time to time, sell any of the respective securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the respective securities we or selling stockholders may offer. Each time we offer securities, or identify selling stockholders who may offer securities from time to time, we will provide a prospectus supplement and/or a free writing prospectus that will describe the specific amounts, prices and terms of the offered securities and, if applicable, information about such selling stockholders. We will not receive any proceeds from the sale of securities by selling stockholders.

Any prospectus supplement and/or free writing prospectus may also add, update or change the information contained in this prospectus. You should read carefully both this prospectus, any prospectus supplement and any free writing prospectus, together with the additional information described under “Where You Can Find More Information.”

Neither we, nor any selling stockholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, any applicable prospectus supplement or any applicable free writing prospectus prepared by or on behalf of us or to which we have referred you. We and any selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and any selling stockholders will not make an offer to sell any securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment, any applicable prospectus supplement and any applicable free writing prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates

This prospectus, any post-effective amendment, any prospectus supplement or any free writing prospectus may contain market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included in this prospectus, any post-effective amendment, any prospectus supplement or any free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective amendment, any applicable prospectus supplement and any applicable free writing prospectus, along with other filings we have made or may from time to time make with the SEC. Accordingly, investors should not place undue reliance on such information.

In this prospectus, except as otherwise indicated or the context otherwise requires, (1) the term “AIR” refers to Apartment Income REIT Corp., a Maryland corporation, (2) the term “AIR OP” refers to Apartment Income REIT, L.P. (formerly known as AIMCO Properties, L.P.), a Delaware limited partnership, and (3) “we,” “us” or “our” refer to AIR, AIR OP and their consolidated subsidiaries, collectively.

WHERE YOU CAN FIND MORE INFORMATION

You may obtain from the SEC a copy of the registration statement, including exhibits thereto, that we have filed with the SEC to register the securities offered under this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement on Form S-3. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our corporate website at www.aircommunities.com. Information on the SEC’s website, information on our website and any information that can be accessed from or is hyperlinked to the SEC website or our website is not deemed to be incorporated by reference in, and does not constitute part of, this prospectus or the registration statement of which this prospectus is a part and you should not rely on any such information on making your decision as to whether to invest in our securities.

We incorporate by reference into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus the documents listed below and any filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the initial filing of the registration statement that contains this prospectus and prior to the completion of the offering of all the securities covered by the applicable prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	AIR’s and AIR OP’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 15, 2021, as amended by Form 10-K/A, filed with the SEC on April 20, 2021;

•

AIR’s and AIR OP’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 (filed with the SEC on May 7, 2021), June 30, 2021 (filed with the SEC on August 5, 2021) and September  30, 2021 (filed with the SEC on November 2, 2021);

•

AIR’s and AIR OP’s Current Reports on Form 8-K filed with the SEC on April  16, 2021 (except with respect to Item 7.01, Item 9.01, and the associated Exhibit 99.1), April 26, 2021 (except with respect to Item 7.01, Item 9.01, and the associated Exhibit 99.1), April 28, 2021 (except with respect to Item 9.01 and the associated Exhibit 99.1), August 5, 2021 (except with respect to Item 7.01, Item 9.01, and the associated Exhibit 99.1), September  27, 2021 (except with respect to Item 9.01) and October 28, 2021 (except with respect to Item 2.02, Item 9.01, and the associated Exhibit 99.1); and

•

the description of AIR’s capital stock contained in the Registration Statement on Form 10 (File No. 001-39686), as supplemented by any subsequent amendments and reports filed for the purpose of updating such descriptions, including the description of the Class A Common Stock (as defined below) filed as Exhibit 4.1 to AIR’s and AIR OP’s Annual Report on Form 10-K for the year ended December 31, 2020.

You may request a copy of these filings or any future filings we may make with the SEC that are incorporated by reference in this prospectus, at no cost, by writing or calling us at the following address or telephone number, respectively:

Corporate Secretary

Apartment Income REIT Corp.

4582 South Ulster Street

Suite 1700

Denver, Colorado 80237

(303) 757-8101

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, any free writing prospectus and the documents incorporated by reference herein or therein may contain statements, estimates or projections that constitute “forward-looking statements,” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements. These may include, without limitation, statements regarding: the payment of dividends and distributions in the future; the impact of the COVID-19 pandemic and any and all variants thereof; our ability to maintain current or meet projected occupancy, rental rate and property operating results; the effect of acquisitions and dispositions; expectations regarding sales of our apartment communities and the use of proceeds thereof; the availability and cost of corporate debt; our ability to comply with debt covenants, including financial coverage ratios; risks related to the provision of property management services to Aimco (as defined below) and our ability to collect property management related fees; and risks related to the inability to fully collect the notes receivable due from Aimco.

These forward-looking statements are based on management’s judgment as of the date such statement is made, which is subject to risks and uncertainties. Risks and uncertainties that could cause actual results to differ materially from our expectations include, but are not limited to:

•

the effects of the COVID-19 pandemic and any and all variants thereof on our business and on the global and U.S. economies generally, and the ongoing, dynamic and uncertain nature and duration of the pandemic, all of which heightens the impact of the other risks and factors described herein, and the impact on entities in which we hold a partial interest, and the impact of the lockdowns on our residents, commercial tenants and operations;

•	real estate and operating risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets;

•	interruptions in the supply chain;

•	national and local economic conditions, including the pace of job growth and the level of unemployment;

•	the amount, location, and quality of competitive new housing supply;

•	the timing and effects of acquisitions and dispositions;

•	changes in operating costs, including energy costs;

•	negative economic conditions in our geographies of operation;

•	loss of key personnel;

•	our ability to maintain current or meet projected occupancy, rental rate, and property operating results;

•	expectations regarding sales of apartment communities and the use of proceeds thereof;

•	insurance risks, including the cost of insurance, and natural disasters and severe weather such as hurricanes;

•	financing risks, including the availability and cost of financing;

•	the risk that cash flows from operations may be insufficient to meet required payments of principal and interest;

•	the risk that earnings may not be sufficient to maintain compliance with debt covenants, including financial coverage ratios;

•	legal and regulatory risks, including costs associated with prosecuting or defending claims and any adverse outcomes;

•	the terms of laws and governmental regulations that affect us and interpretations of those laws and regulations;

•

possible environmental liabilities, including costs, fines, or penalties that may be incurred due to necessary remediation of contamination of apartment communities presently or previously owned by us;

•	the ability and willingness of Aimco to meet and/or perform any ongoing obligations to us; and

•	such other risks and uncertainties described from time to time in our filings with the SEC.

In addition, our current and continuing qualification as a real estate investment trust (“REIT”) involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and depends on our ability to meet the various requirements imposed by the Code, through actual operating results, distribution levels and diversity of stock ownership.

Forward-looking statements speak only as of the date of this prospectus or the date of the document in which such statement is made or as of such earlier date such statement may have been given. Except in the normal course of our public disclosure obligations, we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any statement is based.

Readers should carefully review Item 1A (“Risk Factors”), Item 7 (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”), the financial statements and notes thereto and other information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as amended, as well as Item 2 (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”), the financial statements and notes thereto and other information contained in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, June 30, 2021 and September 30, 2021, in each case, as may be further amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, including Current Reports on Form 8-K.

AIR AND AIR OP

The Company

AIR was created when, on December 15, 2020, Apartment Investment and Management Company, a Maryland corporation (“Aimco”), completed the separation, by way of a pro rata distribution to its stockholders, of its business into two separate and distinct publicly traded companies. On the same day, AIMCO Properties, L.P. (now known as Apartment Income REIT, L.P.) (“AIR OP”) also completed the separation, by way of a pro rata distribution to holders of its limited partnership units, into two separate partnerships: AIR OP and Aimco OP L.P. On July 7, 2021, AIR OP changed its name from “AIMCO Properties, L.P.” to “Apartment Income REIT, L.P.”

AIR is a self-administered and self-managed REIT. AIR, through wholly-owned subsidiaries, is the general and special limited partner of AIR OP. As of September 30, 2021, AIR owned approximately 93.3% of the legal interest in the common partnership units of AIR OP and 95.2% of the economic interest in AIR OP. The remaining 6.7% legal interest is owned by third-party limited partners. As the sole general partner of AIR OP, AIR has exclusive control of AIR OP’s day-to-day management. AIR OP holds all of AIR’s assets and manages the daily operations of AIR’s business which is focused on the ownership and management of quality apartment communities located in the largest markets in the United States.

Corporate and Other Information

AIR is a Maryland corporation incorporated on August 12, 2020. Our principal executive offices are located at 4582 South Ulster Street, Suite 1700, Denver, CO 80237, and our telephone number is (303) 757-8101. We maintain a website at www.aircommunities.com. Information on our website and any information that can be accessed from or is hyperlinked to our website is not deemed to be incorporated by reference in, and does not constitute part of, this prospectus or the registration statement of which this prospectus is a part and you should not rely on any such information on making your decision as to whether to invest in our securities.

We own or have rights to various trademarks, logos, service marks, and trade names that each entity uses in connection with the operation of its business. We also own or have the rights to copyrights that protect the content of their respective products. Solely for convenience, the trademarks, service marks, trade names, and copyrights referred to in this prospectus, or in the incorporated documents, are listed without the ™, ®, and © symbols, but such references do not constitute a waiver of any rights that might be associated with the respective trademarks, service marks, trade names, and copyrights included or referred to in this prospectus.

RISK FACTORS

Investing in our securities involves various risks. You should carefully consider any risk factors set forth or incorporated by reference in the applicable prospectus supplement or any free writing prospectus, together with all the other information contained in such prospectus supplement or any free writing prospectus or appearing or incorporated by reference in this prospectus and in such prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under Item 1A (“Risk Factors”), Item 7 (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”), the financial statements and notes thereto and other information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as amended, as well as Item 2 (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”), the financial statements and notes thereto and other information contained in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, June 30, 2021 and September 30, 2021, in each case, as may be further amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, including Current Reports on Form 8-K. Such risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of or that we deem immaterial may also become important factors that adversely affect our business. If any of such risks actually occur, our business, financial condition, operating results, and future prospects could be materially and adversely affected. In that event, the market price of our securities could decline, and you could lose part or all of your investment.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement or any free writing prospectus, we intend to use the net proceeds from the sale of the securities for working capital and general corporate purposes, which may include the repayment or refinancing of outstanding indebtedness, the financing of future acquisitions (which may include acquisitions of real properties, interests therein or real estate related securities) and the financing of improvements or expansion of properties. Pending the use thereof, we may invest any net proceeds in short-term, interest-bearing securities.

We will not receive any proceeds from the sale of Class A Common Stock by the selling stockholders.

DESCRIPTION OF AIR DEBT SECURITIES

General

The following description sets forth certain general terms and provisions of the debt securities of AIR. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to such securities will be described in the applicable prospectus supplement and/or applicable free writing prospectus.

The debt securities of AIR may be issued, from time to time, in one or more series, and will constitute senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be issued from time to time under an indenture to be entered into between AIR and a trustee to be named in the applicable prospectus supplement. Forms of these indentures are incorporated by reference as exhibits to the registration statement that includes this prospectus. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”). Capitalized terms used in this section that are not defined in this prospectus are defined in the indenture to which they relate. The statements made under this heading about the debt securities and the indentures are summaries of their material provisions and are not complete. These statements are subject to, and are qualified in their entirety by reference to, all the provisions of the indentures and the debt securities, including definitions of certain terms.

The debt securities will be direct, unsecured obligations of AIR. The indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder and provide that such debt securities may be issued thereunder from time to time in one or more series. Under the indentures, AIR will have the ability to issue debt securities with terms different from those of debt securities previously issued by it, without the consent of the holders of such previously issued series of debt securities, in an aggregate principal amount determined by AIR.

Debt securities may be issued and sold at a discount below their principal amount. Special U.S. federal income tax considerations applicable to debt securities, including securities issued with original issue discount, will be described in more detail in the applicable prospectus supplement.

Below is a description of some general terms of AIR’s debt securities that may be specified in a prospectus supplement or free writing prospectus. You should read the applicable prospectus supplement and any applicable free writing prospectus for a description of the debt securities being offered, including:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•

whether the debt securities may be represented initially by a debt security in temporary or permanent global form, and if so, the initial depositary with respect to such temporary or permanent global security and whether, and the circumstances under which, beneficial owners of interests in any such temporary or permanent global security may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination;

•	the price or prices at which the debt securities will be issued;

•	the date or dates on which the principal of the debt securities is payable or the method of determination thereof;

•

the place or places where and the manner in which the principal of and premium, if any, and interest, if any, on such debt securities will be payable and the place or places where such debt securities may be presented for transfer and, if applicable, conversion or exchange;

•	the rate or rates at which the debt securities will bear interest, or the method of calculating such rate or rates, if any, and the date or dates from which such interest, if any, will accrue;

•	the dates, if any, on which any interest on the debt securities will be payable, and the regular record date for any interest payable on any debt securities;

•

the right or obligation, if any, of AIR to redeem or purchase debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, the conditions, if any, giving rise to such right or obligation, and the period or periods within which, and the price or prices at which and the terms and conditions upon which debt securities of the series shall be redeemed or purchased, in whole or part, and any provisions for the remarketing of such debt securities;

•

whether such debt securities are convertible or exchangeable into other debt securities or equity securities, and, if so, the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other conversion or exchange provisions;

•	any terms applicable to such debt securities which are issued at a discount, including the issue price thereof and the rate or rates at which original issue discount will accrue;

•

if other than the principal amount thereof, the portion of the principal amount of the debt securities that will be payable upon declaration or acceleration of the maturity thereof pursuant to an event of default;

•	any special U.S. federal income tax considerations applicable to the debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the indenture.

The applicable prospectus supplement and/or any applicable free writing prospectus will also describe the following terms of any series of senior subordinated debt securities or subordinated debt securities offered hereby:

•	the rights, if any, to defer payments of interest on such series of debt securities by extending the interest payment period, and the duration of such extensions;

•	the subordination terms of such series of debt securities; and

•	any special provisions for the payment of additional amounts with respect to the debt securities.

Since the operations of AIR are currently conducted principally through its subsidiaries, AIR’s cash flow and its consequent ability to service debt, including the debt securities, will depend, in large part, upon the earnings of its subsidiaries and the distribution of those earnings to AIR, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances to AIR by its subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Any right of AIR to receive assets of any of the subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary’s creditors (including trade creditors), except to the extent that AIR is recognized as a creditor of such subsidiary, in which case the claims of AIR would still be subordinate to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by AIR.

Conversion or Exchange

No series of debt securities that may be issued and sold pursuant hereto will be convertible into, or exchangeable for, other securities or property, except as set forth in the applicable prospectus supplement or applicable free writing prospectus, which will set forth the terms and conditions upon which such conversion or exchange may be effected, including the initial conversion or exchange rate and any adjustments thereto, the conversion or exchange period and any other conversion or exchange provisions.

Form, Exchange, Registration and Transfer

A series of debt securities may be issued solely as registered debt securities. A series of debt securities may be issuable in whole or in part in the form of one or more global debt securities, as described below under “Global Debt Securities.” Unless otherwise indicated in an applicable prospectus supplement or applicable free writing prospectus, debt securities will be issuable in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. Any series of debt securities will be exchangeable for other debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

Debt securities may be presented for exchange as provided above and, unless otherwise indicated in the applicable prospectus supplement or applicable free writing prospectus, may be presented for registration of transfer, at the office or agency of AIR designated as registrar or co-registrar with respect to such series of debt securities, without service charge and upon payment of any taxes, assessments or other governmental charges as described in the indenture. Such transfer or exchange will be effected on the books of the registrar or any other transfer agent appointed by AIR upon such registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. AIR intends initially to appoint the trustee for the particular series of debt securities as the registrar for such debt securities and the name of any different or additional registrar designated by AIR with respect to the debt securities will be included in the prospectus supplement relating thereto. If a prospectus supplement or free writing prospectus refers to any transfer agents (in addition to the registrar) designated by AIR with respect to any series of debt securities, AIR may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts. AIR may at any time designate additional transfer agents with respect to any series of debt securities.

In the event of any partial redemption of any series of debt securities, AIR will not be required to (1) register the transfer of or exchange debt securities of that series during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption of debt securities of such series to be redeemed and ending at the close of business on the day of such transmission; or (2) register the transfer of or exchange any debt security or portion thereof called for redemption, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement or free writing prospectus, payment of principal of, and interest, if any, on, debt securities will be made at the office of such paying agent or paying agents as AIR may designate from time to time, except that, at the option of AIR, payment of principal or interest may be made by check or by wire transfer to an account maintained by the payee. Unless otherwise indicated in the applicable prospectus supplement or free writing prospectus, payment of any installment of interest on debt securities will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest.

Unless otherwise indicated in the applicable prospectus supplement or free writing prospectus, the trustee for the debt securities being offered will be designated as AIR’s sole paying agent for payments with respect to such debt securities. Any other paying agents initially designated by AIR for the debt securities being offered will be named in the applicable prospectus supplement or free writing prospectus. AIR may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

All moneys paid by AIR to a paying agent for the payment of principal of, or interest, if any, on, any debt security that remains unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to AIR, and the holder of such debt security or any coupon will thereafter look only to AIR for payment thereof.

Global Debt Securities

The debt securities of a series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depositary, which will be identified in the applicable prospectus supplement or free writing prospectus. A global debt security may be issued only in registered form and in either temporary or permanent form. A debt security in global form may not be transferred except as a whole to the depositary for such debt security or to a nominee or successor of such depositary. If any debt securities of a series are issuable in global form, the applicable prospectus supplement or free writing prospectus will describe the circumstances, if any, under which beneficial owners of interests in any such global debt security may exchange such interests for definitive debt securities of such series and of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of and interest, if any, on such global debt security and the specific terms of the depositary arrangement with respect to such global debt security.

Mergers and Sales of Assets

Subject to any modifications as may be set forth in an applicable prospectus supplement or applicable free writing prospectus, AIR may not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of its properties and assets to another person, unless, among other things, (1) either AIR shall be the continuing entity or the resulting, surviving or transferee person (if other than AIR) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person expressly assumes all obligations of AIR under the debt securities and the indenture, and (2) immediately after giving effect to such transaction, no default or event of default shall have occurred or be continuing under the indenture. Upon the assumption of AIR’s obligations by a person to whom such properties or assets are conveyed, transferred or leased, subject to certain exceptions, AIR shall be discharged from all obligations under the debt securities and the indenture.

Events of Default

Each indenture provides that, if an event of default specified therein shall have occurred and be continuing, with respect to each series of debt securities outstanding thereunder, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the principal amount (or, if any of the debt securities of such series were issued at a discount, such portion of the principal amount of such debt securities as may be specified by the terms thereof) of the debt securities of such series to be immediately due and payable. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may rescind such a declaration.

Under each indenture (unless otherwise set forth in an applicable prospectus supplement or applicable free writing prospectus), an event of default is defined as, with respect to each series of debt securities outstanding thereunder, any of the following:

•	default in payment of the principal of any debt securities of such series;

•

default in payment of any interest or to pay a sinking fun installment, if any, on any debt securities of such series when due, continuing for 30 days (or 60 days, in the case of senior subordinated debt securities or subordinated debt securities);

•

default by AIR in compliance with other agreements in the debt securities of such series or the indenture relating to the debt securities of such series upon the receipt of notice of such default given by the trustee for such debt securities or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series and the failure of AIR to cure such default within 90 days after receipt of such notice;

•	certain events of bankruptcy or insolvency; and

•	any other event of default set forth in an applicable prospectus supplement or applicable free writing prospectus with respect to the debt securities of such series.

The trustee shall give notice to holders of the debt securities of any continuing default known to the trustee within 90 days after the occurrence thereof; provided that the trustee may withhold such notice, as to any default other than a payment default, if it determines in good faith that withholding the notice is in the interests of the holders.

The holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided that such direction shall not be in conflict with any law or the indenture and subject to certain other limitations. Before proceeding to exercise any right or power under the indenture at the direction of such holders, the trustee shall be entitled to receive from such holders reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with any such direction. With respect to each series of debt securities, no holder will have any right to pursue any remedy with respect to the indenture or such debt securities, unless:

•	such holder shall have previously given the trustee written notice of a continuing event of default with respect to the debt securities of such series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series shall have made a written request to the trustee to pursue such remedy;

•	such holder or holders have offered to the trustee reasonable indemnity satisfactory to the trustee;

•

the holders of a majority in aggregate principal amount of the outstanding debt securities of such series have not given the trustee a direction inconsistent with such request within 60 days after receipt of such request; and

•	the trustee shall have neglected or refused to comply with the request within such 60-day period.

Notwithstanding the foregoing, the right of any holder of debt securities to receive payment of the principal of and interest in respect of such debt securities on the date specified in such debt securities as the fixed date on which an amount equal to the principal of such debt securities or an installment of principal thereof or interest thereon is due and payable (the “stated maturity” or “stated maturities”) or to institute suit for the enforcement of any such payments shall not be impaired or adversely affected without such holder’s consent. The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may waive an existing default with respect to such series and its consequences, other than (1) any default in any payment of the principal of, or interest on, any debt securities of such series or (2) any default in respect of certain covenants or provisions in the indenture that may not be modified without the consent of the holder of each of the outstanding debt securities of such series affected as described in “Modification and Waiver” below.

Each indenture provides that AIR shall deliver to the trustee within 120 days after the end of each fiscal year of AIR an officers’ certificate stating whether or not the signers know of any default that occurred during such period.

Modification and Waiver

AIR and the trustee may execute a supplemental indenture without the consent of the holders of the debt securities:

•	to add to the covenants or events of default for the protection or benefit of holders of all or any series of debt securities or surrendering any right or power conferred upon AIR;

•	to delete or modifying any events of default with respect to any series of debt securities, the form and terms of which are being established pursuant to such supplemental indenture;•

•	to change or eliminating any provisions of the indenture so long as there are no holders entitled to the benefit of such provisions;

•	to provide for the assumption by a successor corporation of our covenants and obligations contained in the debt securities of one or more series and in the indenture or any supplemental indenture;

•	to provide for the appointment of a successor trustee under the indenture;

•	to secure the debt securities of any series;

•

to cure ambiguities or inconsistencies in the indenture, correcting or supplementing any provision which may be defective or inconsistent with any other provision, and conforming the terms of the indenture applicable to the debt securities of any series to the description of the terms of such debt securities in the applicable offering memorandum, prospectus supplement or other offering document;

•	to comply with amendments to the TIA;

•	to add guarantors or co-obligors or to release guarantors from their guarantees with respect to the debt securities of any series;

•	to make any change in any series of debt securities that does not adversely affect in any material respect the rights of holders of such debt securities;

•

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities; provided that any such action shall not adversely affect the interests of the holders of the debt securities of such series or any other series of debt securities; or

•	to establish the form and terms of the debt securities of any series as permitted by the indenture and authorizing the issuance of additional debt securities of a series previously authorized.

With specific exceptions, the indenture or the rights of the holders of any series of debt securities may be modified by AIR and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of such series voting separately, but no modification may be made without the consent of the holder of each outstanding debt security of such series that would:

•	extend the maturity of any payment of principal of or any installment of interest on the debt securities of such series;

•	reduce the principal amount of any debt security, or the interest thereon, or any premium payable on any debt security;

•	change any place of payment where, or the currency in which, any debt security or any premium or interest is denominated or payable;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	modify the foregoing requirements or reduce the percentage in principal amount of outstanding debt securities of any series necessary to waive any covenant or past default; or

•

in the case of senior subordinated debt securities or subordinated debt securities, amend or modify any of the provisions of such indenture relating to the subordination of the debt securities in any manner adverse to the holders of such debt securities.

Discharge and Defeasance

Unless otherwise indicated in an applicable prospectus supplement or applicable free writing prospectus, each indenture provides AIR, at its option, may either (a) be discharged from its obligations with respect to the debt securities of a series (subject to survival of certain limited provisions in the indenture) or (b) cease to be under any obligation to comply with certain covenants described in the indenture with respect to the debt securities of a series, in either case by depositing in trust with the trustee cash or U.S. government obligations (or a combination thereof) sufficient to pay the principal of and premium, if any, and interest on the debt securities of such series to their maturity or redemption date in accordance with the terms of the indenture and the debt securities of such series.

Governing Law

Unless otherwise indicated in an applicable prospectus supplement or applicable free writing prospectus, each indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York. Each indenture provides that AIR, the trustee and the holders of the debt securities waive, to the extent permitted by applicable law, the right to trial by jury in respect of any litigation in connection with such indenture

The Trustees

The trustee for any debt securities will be named in the applicable prospectus supplement or applicable free writing prospectus. Each trustee will be permitted to engage in other transactions with AIR and each of its subsidiaries; however, if a trustee acquires any conflicting interest, it must eliminate such conflict or resign.

DESCRIPTION OF AIR OP DEBT SECURITIES

General

The following description sets forth certain general terms and provisions of the debt securities of AIR. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to such securities will be described in the applicable prospectus supplement and/or applicable free writing prospectus.

The debt securities of AIR OP may be issued, from time to time, in one or more series, and will constitute senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be issued from time to time under an indenture to be entered into between AIR OP and a trustee to be named in the applicable prospectus supplement. Forms of these indentures are incorporated by reference as exhibits to the registration statement that includes this prospectus. The indentures will be subject to and governed by the TIA. Capitalized terms used in this section that are not defined in this prospectus are defined in the indenture to which they relate. The statements made under this heading about the debt securities and the indentures are summaries of their material provisions and are not complete. These statements are subject to, and are qualified in their entirety by reference to, all the provisions of the indentures and the debt securities, including definitions of certain terms.

The debt securities will be direct, unsecured obligations of AIR OP. The indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder and provide that such debt securities may be issued thereunder from time to time in one or more series. Under the indentures, AIR OP will have the ability to issue debt securities with terms different from those of debt securities previously issued by it, without the consent of the holders of such previously issued series of debt securities, in an aggregate principal amount determined by AIR OP.

Debt securities may be issued and sold at a discount below their principal amount. Special U.S. federal income tax considerations applicable to debt securities, including securities issued with original issue discount, will be described in more detail in the applicable prospectus supplement.

Below is a description of some general terms of AIR OP’s debt securities that may be specified in a prospectus supplement or free writing prospectus. You should read the applicable prospectus supplement and any applicable free writing prospectus for a description of the debt securities being offered, including:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•

whether the debt securities may be represented initially by a debt security in temporary or permanent global form, and if so, the initial depositary with respect to such temporary or permanent global security and whether, and the circumstances under which, beneficial owners of interests in any such temporary or permanent global security may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination;

•	the price or prices at which the debt securities will be issued;

•	the date or dates on which the principal of the debt securities is payable or the method of determination thereof;

•

the place or places where and the manner in which the principal of and premium, if any, and interest, if any, on such debt securities will be payable and the place or places where such debt securities may be presented for transfer and, if applicable, conversion or exchange;

•	the rate or rates at which the debt securities will bear interest, or the method of calculating such rate or rates, if any, and the date or dates from which such interest, if any, will accrue;

•	the dates, if any, on which any interest on the debt securities will be payable, and the regular record date for any interest payable on any debt securities;

•

the right or obligation, if any, of AIR OP to redeem or purchase debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, the conditions, if any, giving rise to such right or obligation, and the period or periods within which, and the price or prices at which and the terms and conditions upon which debt securities of the series shall be redeemed or purchased, in whole or part, and any provisions for the remarketing of such debt securities;

•	any terms applicable to such debt securities which are issued at a discount, including the issue price thereof and the rate or rates at which original issue discount will accrue;

•

if other than the principal amount thereof, the portion of the principal amount of the debt securities that will be payable upon declaration or acceleration of the maturity thereof pursuant to an event of default;

•	any special U.S. federal income tax considerations applicable to the debt securities;

•	whether the debt security will be guaranteed by AIR and the terms of any such guarantee; and

•	any other terms of the debt securities not inconsistent with the provisions of the indenture.

The applicable prospectus supplement and/or any applicable free writing prospectus will also describe the following terms of any series of senior subordinated debt securities or subordinated debt securities offered hereby:

•	the rights, if any, to defer payments of interest on such series of debt securities by extending the interest payment period, and the duration of such extensions;

•	the subordination terms of such series of debt securities; and

•	any special provisions for the payment of additional amounts with respect to the debt securities.

Since the operations of AIR OP are currently conducted principally through its subsidiaries, AIR P’s cash flow and its consequent ability to service debt, including the debt securities, will depend, in large part, upon the earnings of its subsidiaries and the distribution of those earnings to AIR OP, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances to AIR OP by its subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Any right of AIR OP to receive assets of any of the subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary’s creditors (including trade creditors), except to the extent that AIR OP is recognized as a creditor of such subsidiary, in which case the claims of AIR OP would still be subordinate to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by AIR OP.

Form, Exchange, Registration and Transfer

A series of debt securities may be issued solely as registered debt securities. A series of debt securities may be issuable in whole or in part in the form of one or more global debt securities, as described below under “Global Debt Securities.” Unless otherwise indicated in an applicable prospectus supplement or applicable free writing prospectus, debt securities will be issuable in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. Any series of debt securities will be exchangeable for other debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

Debt securities may be presented for exchange as provided above and, unless otherwise indicated in the applicable prospectus supplement or applicable free writing prospectus, may be presented for registration of transfer, at the office or agency of AIR OP designated as registrar or co-registrar with respect to such series of debt securities, without service charge and upon payment of any taxes, assessments or other governmental charges as described in the indenture. Such transfer or exchange will be effected on the books of the registrar or any other transfer agent appointed by AIR OP upon such registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. AIR OP intends initially to appoint the trustee for the particular series of debt securities as the registrar for such debt securities and the name of any different or additional registrar designated by AIR OP with respect to the debt securities will be included in the prospectus supplement relating thereto. If a prospectus supplement or free writing prospectus refers to any transfer agents (in addition to the registrar) designated by AIR OP with respect to any series of debt securities, AIR OP may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts. AIR OP may at any time designate additional transfer agents with respect to any series of debt securities.

In the event of any partial redemption of any series of debt securities, AIR OP will not be required to (1) register the transfer of or exchange debt securities of that series during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption of debt securities of such series to be redeemed and ending at the close of business on the day of such transmission; or (2) register the transfer of or exchange any debt security or portion thereof called for redemption, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement or free writing prospectus, payment of principal of, and interest, if any, on, debt securities will be made at the office of such paying agent or paying agents as AIR OP may designate from time to time, except that, at the option of AIR OP, payment of principal or interest may be made by check or by wire transfer to an account maintained by the payee. Unless otherwise indicated in the applicable prospectus supplement or free writing prospectus, payment of any installment of interest on debt securities will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest.

Unless otherwise indicated in the applicable prospectus supplement or free writing prospectus, the trustee for the debt securities being offered will be designated as AIR OP’s sole paying agent for payments with respect to such debt securities. Any other paying agents initially designated by AIR OP for the debt securities being offered will be named in the applicable prospectus supplement or free writing prospectus. AIR OP may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

All moneys paid by AIR OP to a paying agent for the payment of principal of, or interest, if any, on, any debt security that remains unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to AIR OP, and the holder of such debt security or any coupon will thereafter look only to AIR OP for payment thereof.

Guarantees

If the AIR OP issues any debt securities that are rated below investment grade at the time of issuance, AIR may fully and unconditionally guarantee, on a senior or subordinated basis, the due and punctual payment of principal of, premium, if any, and interest on such debt securities, and the due and punctual payment of any sinking fund payments thereon, when and as the same shall become due and payable, whether at a maturity date, by declaration of acceleration, call for redemption or otherwise. The applicability and terms of any such guarantees relating to a series of debt securities will be set forth in the prospectus supplement and/or free writing prospectus relating to such debt securities. See “Description of AIR Guarantees.”

Global Debt Securities

The debt securities of a series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depositary, which will be identified in the applicable prospectus supplement or free writing prospectus. A global debt security may be issued only in registered form and in either temporary or permanent form. A debt security in global form may not be transferred except as a whole to the depositary for such debt security or to a nominee or successor of such depositary. If any debt securities of a series are issuable in global form, the applicable prospectus supplement or free writing prospectus will describe the circumstances, if any, under which beneficial owners of interests in any such global debt security may exchange such interests for definitive debt securities of such series and of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of and interest, if any, on such global debt security and the specific terms of the depositary arrangement with respect to such global debt security.

Mergers and Sales of Assets

Subject to any modifications as may be set forth in an applicable prospectus supplement or applicable free writing prospectus, AIR OP may not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of its properties and assets to another person, unless, among other things, (1) either AIR OP shall be the continuing entity or the resulting, surviving or transferee person (if other than AIR OP) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person expressly assumes all obligations of AIR OP under the debt securities and the indenture, and (2) immediately after giving effect to such transaction, no default or event of default shall have occurred or be continuing under the indenture. Upon the assumption of AIR OP’s obligations by a person to whom such properties or assets are conveyed, transferred or leased, subject to certain exceptions, AIR OP shall be discharged from all obligations under the debt securities and the indenture.

Events of Default

Each indenture provides that, if an event of default specified therein shall have occurred and be continuing, with respect to each series of debt securities outstanding thereunder, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the principal amount (or, if any of the debt securities of such series were issued at a discount, such portion of the principal amount of such debt securities as may be specified by the terms thereof) of the debt securities of such series to be immediately due and payable. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may rescind such a declaration.

Under each indenture (unless otherwise set forth in an applicable prospectus supplement or applicable free writing prospectus), an event of default is defined as, with respect to each series of debt securities outstanding thereunder, any of the following:

•	default in payment of the principal of any debt securities of such series;

•

default in payment of any interest or to pay a sinking fun installment, if any, on any debt securities of such series when due, continuing for 30 days (or 60 days, in the case of senior subordinated debt securities or subordinated debt securities);

•

default by AIR OP (or AIR, in the case of a guarantee of such debt securities) in compliance with other agreements in the debt securities of such series or the indenture relating to the debt securities of such series upon the receipt of notice of such default given by the trustee for such debt securities or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series and the failure of AIR OP (or AIR, in the case of a guarantee of such debt securities) to cure such default within 90 days after receipt of such notice;

•	certain events of bankruptcy or insolvency; and

•	any other event of default set forth in an applicable prospectus supplement or applicable free writing prospectus with respect to the debt securities of such series.

The trustee shall give notice to holders of the debt securities of any continuing default known to the trustee within 90 days after the occurrence thereof; provided that the trustee may withhold such notice, as to any default other than a payment default, if it determines in good faith that withholding the notice is in the interests of the holders.

The holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided that such direction shall not be in conflict with any law or the indenture and subject to certain other limitations. Before proceeding to exercise any right or power under the indenture at the direction of such holders, the trustee shall be entitled to receive from such holders reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with any such direction. With respect to each series of debt securities, no holder will have any right to pursue any remedy with respect to the indenture or such debt securities, unless:

•	such holder shall have previously given the trustee written notice of a continuing event of default with respect to the debt securities of such series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series shall have made a written request to the trustee to pursue such remedy;

•	such holder or holders have offered to the trustee reasonable indemnity satisfactory to the trustee;

•

the holders of a majority in aggregate principal amount of the outstanding debt securities of such series have not given the trustee a direction inconsistent with such request within 60 days after receipt of such request; and

•	the trustee shall have neglected or refused to comply with the request within such 60-day period.

Notwithstanding the foregoing, the right of any holder of debt securities to receive payment of the principal of and interest in respect of such debt securities on the date specified in such debt securities as the fixed date on which an amount equal to the principal of such debt securities or an installment of principal thereof or interest thereon is due and payable (the “stated maturity” or “stated maturities”) or to institute suit for the enforcement of any such payments shall not be impaired or adversely affected without such holder’s consent. The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may waive an existing default with respect to such series and its consequences, other than (1) any default in any payment of the principal of, or interest on, any debt securities of such series or (2) any default in respect of certain covenants or provisions in the indenture that may not be modified without the consent of the holder of each of the outstanding debt securities of such series affected as described in “Modification and Waiver” below.

Each indenture provides that AIR OP shall deliver to the trustee within 120 days after the end of each fiscal year of AIR OP an officers’ certificate stating whether or not the signers know of any default that occurred during such period.

Modification and Waiver

AIR OP and the trustee may execute a supplemental indenture without the consent of the holders of the debt securities:

•	to add to the covenants or events of default for the protection or benefit of holders of all or any series of debt securities or surrendering any right or power conferred upon AIR OP;

•	to delete or modifying any events of default with respect to any series of debt securities, the form and terms of which are being established pursuant to such supplemental indenture;•

•	to change or eliminating any provisions of the indenture so long as there are no holders entitled to the benefit of such provisions;

•	to provide for the assumption by a successor corporation of our covenants and obligations contained in the debt securities of one or more series and in the indenture or any supplemental indenture;

•	to provide for the appointment of a successor trustee under the indenture;

•	to secure the debt securities of any series;

•	to cure ambiguities or inconsistencies in the indenture, correcting or supplementing any provision which may be defective or inconsistent with any other provision, and conforming the terms of the indenture applicable to the debt securities of any series to the description of the terms of such debt securities in the applicable offering memorandum, prospectus supplement or other offering document;

•	to comply with amendments to the TIA;

•	to add guarantors or co-obligors or to release guarantors from their guarantees with respect to the debt securities of any series;

•	to make any change in any series of debt securities that does not adversely affect in any material respect the rights of holders of such debt securities;

•

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities; provided that any such action shall not adversely affect the interests of the holders of the debt securities of such series or any other series of debt securities; or

•	to establish the form and terms of the debt securities of any series as permitted by the indenture and authorizing the issuance of additional debt securities of a series previously authorized.

With specific exceptions, the indenture or the rights of the holders of any series of debt securities may be modified by AIR OP and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of such series voting separately, but no modification may be made without the consent of the holder of each outstanding debt security of such series that would:

•	extend the maturity of any payment of principal of or any installment of interest on the debt securities of such series;

•	reduce the principal amount of any debt security, or the interest thereon, or any premium payable on any debt security;

•	change any place of payment where, or the currency in which, any debt security or any premium or interest is denominated or payable;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	modify the foregoing requirements or reduce the percentage in principal amount of outstanding debt securities of any series necessary to waive any covenant or past default; or

•

in the case of senior subordinated debt securities or subordinated debt securities, amend or modify any of the provisions of such indenture relating to the subordination of the debt securities in any manner adverse to the holders of such debt securities.

Discharge and Defeasance

Unless otherwise indicated in an applicable prospectus supplement or applicable free writing prospectus, each indenture provides AIR OP, at its option, may either (a) be discharged from its obligations with respect to the debt securities of a series (subject to survival of certain limited provisions in the indenture) or (b) cease to be under any obligation to comply with certain covenants described in the indenture with respect to the debt securities of a series, in either case by depositing in trust with the trustee cash or U.S. government obligations (or a combination thereof) sufficient to pay the principal of and premium, if any, and interest on the debt securities of such series to their maturity or redemption date in accordance with the terms of the indenture and the debt securities of such series.

Governing Law

Unless otherwise indicated in an applicable prospectus supplement or applicable free writing prospectus, each indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of

New York. Each indenture provides that AIR OP, the trustee and the holders of the debt securities waive, to the extent permitted by applicable law, the right to trial by jury in respect of any litigation in connection with such indenture

The Trustees

The trustee for any debt securities will be named in the applicable prospectus supplement or applicable free writing prospectus. Each trustee will be permitted to engage in other transactions with AIR OP and each of its subsidiaries; however, if a trustee acquires any conflicting interest, it must eliminate such conflict or resign.

DESCRIPTION OF AIR CAPITAL STOCK

General

AIR’s charter authorizes the issuance of up to 1,022,175,000 shares of capital stock, par value of $0.01 per share (the “Capital Stock”), consisting of 1,021,175,000 shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock” and, together with any and all other classes or series of common stock of AIR, the “Common Stock”), and 1,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”).

Common Stock

As of September 30, 2021, there were 156,985,422 shares of Class A Common Stock issued and outstanding. The Class A Common Stock is traded on the New York Stock Exchange (the “NYSE”) under the symbol “AIRC.” Computershare Trust Company, N.A. serves as transfer agent and registrar of the Class A Common Stock.

Holders of the Class A Common Stock are entitled to receive dividends, if, when and as declared by AIR’s Board of Directors, out of funds legally available therefor. The holders of shares of Class A Common Stock, upon any voluntary or involuntary liquidation, dissolution or winding up of or any distribution of the assets of AIR, are entitled to receive ratably any assets remaining after payment in full of all liabilities of AIR and any liquidation preferences of Preferred Stock. The shares of Class A Common Stock possess voting rights for the election of directors of AIR and in respect of other corporate matters, each share entitling the holder thereof to one vote. Holders of shares of Class A Common Stock do not have cumulative voting rights in the election of directors, which means that holders of more than 50% of the shares of Class A Common Stock voting for the election of directors can elect all of the directors if they choose to do so and the holders of the remaining shares cannot elect any directors. Holders of shares of Class A Common Stock do not have preemptive rights, which means that they have no right to acquire any additional shares of Class A Common Stock that may be issued by AIR at a subsequent date.

Preferred Stock

Under its charter, AIR may issue, from time to time, shares of one or more classes or series of Preferred Stock. The following description sets forth certain general terms and provisions of the Preferred Stock. The particular terms of any class or series of Preferred Stock offered by any prospectus supplement or free writing prospectus, and the extent, if any, to which these general provisions may apply to the class or series of Preferred Stock so offered will be described in the applicable prospectus supplement or applicable free writing prospectus. The following summary of the material provisions of the Preferred Stock does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, articles supplementary relating to a specific class or series of Preferred Stock, which will be in the form filed as an exhibit to or incorporated by reference in the registration statement that includes this prospectus at or prior to the time of issuance of such series of Preferred Stock.

At December 31, 2020, AIR had classified and issued 20 shares of Class A Preferred Stock with an aggregate liquidation preference of $2 million, plus all accumulated, accrued and unpaid dividends thereon (if any) to, but excluding, the date of distribution. The Class A Preferred Stock ranks senior to the Class A Common Stock with respect to the payment of dividends and distributions upon liquidation, dissolution or winding up. The Class A Preferred Stock will entitle the holders thereof to cumulative cash dividends payable quarterly in an amount of 8.5% per annum for four years, which rate will increase by 50 bps per annum in each of years five, six, and seven after the issuance, and by 25 bps per annum in each of years 8 through 27, after which time the annual dividend rate will remain 15%. AIR may, at its option at any time on or after the fifth anniversary of the issue date, redeem the Class A Preferred Stock at any time in whole, or from time to time in part, at a price per share (the “Preferred Stock Redemption Price”) equal to the liquidation preference, plus any accrued but unpaid dividends to, but excluding, the date of redemption. Substantially concurrently with the occurrence of a Change of Control (as defined in AIR’s charter), AIR must redeem all of the outstanding shares of Class A Preferred Stock for cash at a price per share equal to the Preferred Stock Redemption Price. Except as described above, the shares of Class A Preferred Stock have no stated maturity, are not subject to any sinking fund and will remain outstanding indefinitely. Holders of shares of Class A Preferred Stock generally do not have any voting rights. However, certain material adverse changes to the terms of the Class A Preferred Stock cannot be made without the affirmative vote of at least 66 2/3% of the outstanding shares of Class A Preferred Stock.

Under AIR’s charter, AIR’s Board of Directors may from time to time establish and cause AIR to issue one or more classes or series of Preferred Stock and set the terms, preferences, conversion, or other rights, voting powers, restrictions, limitations as to dividends, or other distributions, qualifications, or terms or conditions of redemption of such classes or series. Accordingly, AIR’s Board of Directors, without stockholder approval, may create and issue Preferred Stock with voting, conversion, or other rights that could adversely affect the voting power and other rights of the holders of Class A Common Stock. Preferred Stock could be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of Preferred Stock may have the effect of decreasing the market price of Class A Common Stock, may adversely affect the voting and other rights of the holders of Class A Common Stock, and could have the effect of delaying, deferring, or preventing a change of control of AIR or other corporate action.

The Board of Directors of AIR is authorized to classify and reclassify any unissued shares of Capital Stock into shares of Preferred Stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of Capital Stock, including, but not limited to, ownership restrictions consistent with the ownership limit with respect to each class or series of Capital Stock, and the number of shares constituting each class or series, and to increase or decrease the number of shares of any such class or series, to the extent permitted by the Maryland General Corporation Law (“MGCL”) and AIR’s charter.

AIR’s Board of Directors is authorized to determine for each class or series of Preferred Stock, and the applicable prospectus supplement or applicable free writing prospectus will set forth with respect to each class or series that may be issued and sold pursuant hereto:

•	the designation of such shares and the number of shares that constitute such class or series;

•

the dividend rate (or the method of calculation thereof), if any, on the shares of such class or series and the priority as to payment of dividends with respect to other classes or series of Capital Stock;

•	the dividend periods (or the method of calculation thereof);

•	the voting rights of the shares;

•

the liquidation preference and the priority as to payment of such liquidation preference with respect to other classes or series of Capital Stock and any other rights of the shares of such class or series upon any liquidation or winding up of AIR;

•	whether and on what terms the shares of such class or series will be subject to redemption or repurchase at the option of AIR;

•	whether and on what terms the shares of such class or series will be convertible into or exchangeable for other debt or equity securities of AIR;

•	whether the shares of such class or series of Preferred Stock will be listed on a securities exchange;

•	any special U.S. federal income tax considerations applicable to such class or series of Preferred Stock; and

•

the other rights and privileges and any qualifications, limitations or restrictions of such rights or privileges of such class or series of Preferred Stock not inconsistent with AIR’s charter and Maryland law.

Convertibility

No class or series of Preferred Stock that may be issued and sold pursuant hereto will be convertible into, or exchangeable for, other securities or property, except as set forth in the applicable prospectus supplement or applicable free writing prospectus, which will set forth the terms and conditions upon which such conversion or exchange may be effected, including the initial conversion or exchange rate and any adjustments thereto, the conversion or exchange period and any other conversion or exchange provisions.

Dividends

Holders of shares of Preferred Stock are entitled to receive, when and as declared by AIR’s Board of Directors, out of funds legally available therefor, dividends payable at such dates and at such rates, if any, as set forth in the applicable prospectus supplement.

Unless otherwise set forth in the applicable prospectus supplement or applicable free writing prospectus, each class or series of Preferred Stock that may be issued and sold pursuant hereto will rank junior as to dividends to any class or series of Preferred Stock that may be issued in the future that is expressly made senior as to dividends. If at any time AIR has failed to pay accrued dividends on any such senior Preferred Stock at the time such dividends are payable, AIR may not pay any dividend on junior Preferred Stock or redeem or otherwise repurchase shares of junior Preferred Stock until such accumulated but unpaid dividends on such senior Preferred Stock have been paid or set aside for payment in full by AIR.

Unless otherwise set forth in the applicable prospectus supplement or applicable free writing prospectus relating to any class or series of Preferred Stock that may be issued and sold pursuant hereto, no dividends (other than dividends payable in Common Stock, or other Capital Stock ranking junior to the Preferred Stock of any class or series as to dividends and upon liquidation) shall be declared or paid or set aside for payment, nor shall any other distribution be declared or made upon any Common Stock, or any other Capital Stock ranking junior to or on a parity with the Preferred Stock of such class or series as to dividends, nor shall any Common Stock or any other Capital Stock ranking junior to or on a parity with the Preferred Stock of such class or series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by AIR (except by conversion into or exchange for other Capital Stock ranking junior to the Preferred Stock of such series as to dividends and upon liquidation) unless:

•

if such class or series of Preferred Stock has a cumulative dividend, full cumulative dividends on the Preferred Stock of such class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for all past dividend periods and the then current dividend period; and

•

if such class or series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period;

provided, however, that any monies theretofore deposited in any sinking fund with respect to any Preferred Stock in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the Preferred Stock outstanding on the last dividend payment date shall have been paid or declared and set apart for payment.

The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Accrued but unpaid dividends will not bear interest.

Redemption and Sinking Fund

No class or series of Preferred Stock that may be issued and sold pursuant hereto will be redeemable or be entitled to receive the benefit of a sinking fund, except as set forth in the applicable prospectus supplement or applicable free writing prospectus, which will set forth the terms and conditions thereof, including the dates and redemption prices of any such redemption, any conditions thereto, and any other redemption or sinking fund provisions.

Liquidation Rights

Unless otherwise set forth in the applicable prospectus supplement or applicable free writing prospectus, in the event of any liquidation, dissolution or winding up of AIR, the holders of shares of each class or series of Preferred Stock that may be issued and sold pursuant hereto are entitled to receive out of assets of AIR available for distribution to stockholders, before any distribution of assets is made to holders of any other shares of Preferred Stock ranking junior to such class or series of Preferred Stock as to rights upon liquidation, dissolution or winding up, or holders of Common Stock, liquidating distributions per share in the amount of the liquidation preference specified in the applicable prospectus supplement for such class or series of Preferred Stock plus any dividends accumulated and accrued but unpaid to the date of final distribution; but the holders of each class or series of Preferred Stock will not be entitled to receive the liquidating distribution of, or such dividends on, such shares until the liquidation preference of any shares of Capital Stock ranking senior to such class or series of Preferred Stock as to the rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. If upon any liquidation, dissolution or winding up of AIR, the amounts payable with respect to any class or series of Preferred Stock, and any other Preferred Stock ranking as to any such distribution on a parity with the Preferred Stock are not paid in full, the holders of the Preferred Stock and such other parity Preferred Stock will share ratably in any such distribution of assets in proportion to the full respective preferential amount to which they are entitled. Unless otherwise specified in a prospectus supplement or free writing prospectus for a class or series of Preferred Stock, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Preferred Stock will not be entitled to any further participation in any distribution of assets by AIR. For these purposes, neither a consolidation or merger of AIR with another corporation nor a sale of securities shall be considered a liquidation, dissolution or winding up of AIR.

Voting Rights

Holders of Preferred Stock that may be issued and sold pursuant hereto will not have any voting rights except as set forth below or in the applicable prospectus supplement or applicable free writing prospectus or as otherwise from time to time required by law. Whenever dividends on any applicable class or series of Preferred Stock or any other class or series of stock ranking on a parity with the applicable class or series of Preferred Stock with respect to the payment of dividends shall be in arrears for the equivalent of six quarterly dividend periods, whether or not consecutive, the holders of shares of such class or series of Preferred Stock (voting separately as a class with all other classes and series of Preferred Stock then entitled to such voting rights) will be entitled to vote for the election of two of the authorized number of directors of AIR at the next annual meeting of stockholders and at each subsequent meeting until all dividends accumulated on such class or series of Preferred Stock shall have been fully paid or set apart for payment. The term of office of all directors elected by the holders of such Preferred Stock shall terminate immediately upon the termination of the right of the holders of such Preferred Stock to vote for directors. Unless otherwise set forth in the applicable prospectus supplement or applicable free writing prospectus, holders of shares of Preferred Stock that may be issued and sold pursuant hereto will have one vote for each share held.

So long as any shares of any class or series of Preferred Stock remain outstanding, AIR shall not, without the consent of holders of at least two-thirds of the shares of such class or series of Preferred Stock outstanding at the time, voting separately as a class with all other classes and series of Preferred Stock of AIR upon which like voting rights have been conferred and are exercisable:

•	issue or increase the authorized amount of any class or series of stock ranking prior to the outstanding Preferred Stock as to dividends or upon liquidation; or

•

amend, alter or repeal the provisions of AIR’s charter relating to such classes or series of Preferred Stock, whether by merger, consolidation or otherwise, so as to materially adversely affect any power, preference or special right of such series of Preferred Stock or the holders thereof;

provided, however, that any increase in the amount of the authorized Common Stock, or Preferred Stock or any increase or decrease in the number of shares of any class or series of Preferred Stock or the creation and issuance of other series of Common Stock, or Preferred Stock ranking on a parity with or junior to Preferred Stock as to dividends and upon liquidation, dissolution or winding up shall not be deemed to materially adversely affect such powers, preferences or special rights.

Miscellaneous

The holders of Preferred Stock will have no preemptive rights. The Preferred Stock that may be issued and sold pursuant hereto, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. Shares of Preferred Stock redeemed or otherwise reacquired by AIR shall resume the status of authorized and unissued shares of Preferred Stock undesignated as to class or series except as may be set forth in the applicable prospectus supplement or applicable free writing prospectus, and shall be available for subsequent issuance. There are no restrictions on repurchase or redemption of the Preferred Stock while there is any arrearage on sinking fund installments except as may be set forth in an applicable prospectus supplement or applicable free writing prospectus. Payment of dividends on, and the redemption or repurchase of, any class or series of Preferred Stock may be restricted by loan agreements, indentures and other agreements entered into by AIR. The applicable accompanying prospectus supplement or applicable free writing prospectus will describe any material contractual restrictions on such dividend payments.

No Other Rights

The shares of a class or series of Preferred Stock that may be issued and sold pursuant hereto will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement or applicable free writing prospectus or AIR’s charter or as otherwise required by law.

Transfer Agent and Registrar

The transfer agent and registrar for each class or series of Preferred Stock that may be issued and sold pursuant hereto will be designated in the applicable prospectus supplement or applicable free writing prospectus.

Restrictions on Ownership and Transfer of the Capital Stock

For AIR to qualify as a REIT, under the Code, not more than 50% in value of its outstanding Capital Stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and the shares of the Capital Stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Because AIR’s Board of Directors believes that it is essential for AIR to continue to qualify as a REIT and to provide additional protection for AIR’s stockholders in the event of certain transactions, AIR’s Board of Directors has adopted provisions of the charter restricting the acquisition of shares of Class A Common Stock.

Subject to certain exceptions specified in the charter, no holder may beneficially or constructively own, or be deemed to own by virtue of the attribution rules in the Code and Rule 13d-3 under the Exchange Act, more than 8.7%, by value or number of shares, whichever is more restrictive, of the outstanding shares of Class A Common Stock (which restriction is referred to herein as the “common stock ownership limit”), or 8.7% in aggregate value of the outstanding shares of all classes and series of the Capital Stock, including Class A Common Stock and Preferred Stock (which restriction is referred to herein as the “aggregate stock ownership limit”). For purposes of calculating the amount of stock owned by a given individual, the individual’s Class A Common Stock and interests in AIR OP are aggregated. Under certain conditions, AIR’s Board of Directors may waive the ownership limits.

In addition to the ownership limits described above, AIR’s charter will prohibit any person from (i) beneficially or constructively owning shares of the Capital Stock that would result in AIR being “closely held” under section 856(h) of the Code (ii) transferring shares of the Capital Stock if such transfer would result in shares of the Capital Stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution); (iii) beneficially or constructively owning shares of the Capital Stock to the extent such beneficial or constructive ownership in a tenant of AIR’s real property that is described in Section 856(d)(2)(B) of the Code if the income derived by AIR from such tenant would cause AIR to fail to satisfy any of the gross income requirements of Section 856(c) of the Code; (iv) beneficially or constructively owning shares of Capital Stock if such ownership would result in AIR’s failing to qualify as a REIT; and (v) beneficially or constructively owning shares of stock to the extent such beneficial ownership of stock would result in AIR failing to qualify as a “domestically controlled qualified investment entity” within the meaning of section 897(h) of the Code. These restrictions together are referred to herein as the “ownership limits.”

AIR’s Board of Directors may, in its sole discretion, exempt a person from the ownership limits and certain other limits on the ownership of the Capital Stock described above, and may establish a different limit on ownership for any such person. However, in no event may the 15% ownership limitation applicable to Terry Considine, AIR’s Chief Executive Officer and a member of AIR’s Board of Directors, be waived. In order to be considered by the Board of Directors for exemption or a different limit on ownership, a person must make such representations and undertakings as are reasonably necessary to ascertain that such person’s beneficial or constructive ownership of the Capital Stock will not jeopardize AIR’s ability to qualify as a REIT under the Code and must agree that any violation or attempted violation of such representations or undertakings (or other action that is contrary to the ownership limits or the other limits on ownership of the Capital Stock described above) will result in the shares of the Capital Stock being automatically transferred to a trust as described below. As a condition of its waiver, the Board of Directors may require an opinion of counsel or IRS ruling satisfactory to the Board of Directors with respect to AIR’s qualification as a REIT and may impose such other conditions as it deems appropriate in connection with the granting of the exemption or a different limit on ownership.

In connection with the waiver of the ownership limits or at any other time, AIR’s Board of Directors may, in its sole discretion, from time to time increase the ownership limits for one or more persons and decrease the ownership limits for all other persons. Reduced ownership limits will not apply to any person whose percentage ownership of the total outstanding shares of our Class A Common Stock or of the total outstanding shares of all classes and series of the Capital Stock, as applicable, is in excess of such decreased ownership limits until such time as such person’s percentage of total outstanding shares of the Class A Common Stock or of the total outstanding shares of all classes and series of the Capital Stock, as applicable, equals or falls below the decreased ownership limits. However, any further acquisition of shares of the Class A Common Stock or the Capital Stock, as applicable, in excess of such percentage ownership of the total outstanding shares of the Class A Common Stock or of the total outstanding shares of all classes and series of the Capital Stock would be in violation of the ownership limits.

As a condition of such waiver, AIR’s Board of Directors may require opinions of counsel satisfactory to it or an undertaking from the applicant with respect to preserving the REIT status of AIR. If shares of the Capital Stock in excess of the ownership limits, or shares of Class A Common Stock that would cause the REIT to be beneficially owned by fewer than 100 persons, or that would result in AIR being “closely held” within the meaning of Section 856(h) of the Code, or that would otherwise result in AIR failing to qualify as a REIT or failing to qualify as a “domestically controlled qualified investment entity” within the meaning of section 897(h) of the Code, are issued or transferred to any person, such issuance or transfer shall be null and void to the intended transferee, and the intended transferee would acquire no rights to the stock. Shares of the Capital Stock transferred in excess of the ownership limits or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIR. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the ownership limits or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (1) such transferee’s original purchase price (or the market value of such shares on the date of the violative transfer if purportedly acquired by gift or devise) and (2) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of stock held in such trust are purchasable by AIR for a 90-day period at a price equal to the lesser of the price paid for the stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the stock on the date that AIR determines to purchase the stock. The 90-day period commences on the date of the violative transfer or the date that AIR’s Board of Directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates or book entries representing shares of the Capital Stock bear a legend referring to the restrictions described above.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of the Capital Stock that will or may violate the foregoing restrictions on transferability and ownership will be required to give notice to AIR immediately and provide AIR with such other information as it may request to determine the effect, if any, of such transfer on AIR’s qualification as a REIT and to ensure compliance with the ownership limits.

In addition to the foregoing, if AIR’s Board of Directors determines that a proposed or purported transfer would violate the restrictions on ownership and transfer of the Capital Stock set forth in AIR’s charter, the Board of Directors may take such action as it deems advisable to refuse to give effect to or to prevent such violation, including but not limited to, causing AIR to repurchase shares of the Capital Stock, refusing to give effect to the transfer on its books or instituting proceedings to enjoin the transfer.

All persons who own, directly or by virtue of the attribution provisions of the Code and Rule 13d-3 under the Exchange Act, more than a specified percentage of the outstanding shares of the Capital Stock must file a written statement or an affidavit with AIR containing the information specified in AIR’s charter within 30 days after January 1 of each year. In addition, each stockholder shall upon demand be required to disclose to AIR in writing such information with respect to the direct, indirect and constructive ownership of shares as AIR’s Board of Directors deems appropriate or necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

The restrictions on ownership and transfer of the Capital Stock described above could delay, defer or prevent a transaction or a change in control that might involve a premium price for the Class A Common Stock or otherwise be in the best interests of AIR’s stockholders.

The restrictions on transfer and ownership described above and the other provisions described below, along with other provisions of the MGCL, alone or in combination, could have the effect of delaying, deferring or preventing a proxy contest, tender offer, merger, or other change in control of AIR that might involve a premium price for shares of the Class A Common Stock or otherwise be in the best interest of AIR’s stockholders, and could increase the difficulty of consummating any offer.

Provisions of Maryland Law Applicable to the Capital Stock

Power to Increase or Decrease Authorized Stock and Reclassify Unissued Shares

AIR’s Board of Directors has the power, without stockholder approval, to amend AIR’s charter to increase or decrease the aggregate number of authorized shares of the Capital Stock or the number of authorized shares of stock of any class or series of the Capital Stock, to authorize AIR to issue additional authorized but unissued shares of the Class A Common Stock or Preferred Stock and to classify and reclassify any unissued shares of the Class A Common Stock or Preferred Stock into other classes or series of the Capital Stock, including one or more classes or series of the Class A Common Stock or Preferred Stock that have priority with respect to voting rights, dividends, or upon liquidation over shares of the Class A Common Stock. Prior to the issuance of shares of each new class or series, AIR’s Board of Directors will be required by the MGCL and our charter to set, subject to the provisions of AIR’s charter regarding restrictions on transfer and ownership of stock, the terms, preferences, conversion, or other rights, voting powers, restrictions, limitations as to dividends, or other distributions, qualifications, or terms or conditions of redemption for each class or series of stock.

Amendments to AIR’s Charter and Bylaws and Approval of Extraordinary Actions

Under Maryland law, a Maryland corporation generally cannot amend its charter, merge, consolidate, sell all or substantially all of its assets, engage in a statutory share exchange or dissolve unless the action is advised by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. AIR’s charter provides for approval of these matters by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on such matter, except that the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on such matter is required to amend the provisions of AIR’s charter relating to the removal of directors, which also requires two-thirds of all votes entitled to be cast on the matter, and to amend the provisions of AIR’s charter relating to the vote required to amend the removal provisions. AIR’s Board of Directors has the exclusive power to adopt, alter or repeal any provision of AIR’s bylaws or to make new bylaws.

Maryland law permits a Maryland corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation.

Classified Board until 2022; Thereafter, no classification without Stockholder Approval

AIR’s charter provides that AIR’s Board of Directors shall be divided into three classes. The three classes are denominated as Class I, Class II, and Class III. Class I will serve until the 2021 annual meeting of AIR’s stockholders, at which annual meeting such Class will be elected to a term expiring at the 2022 annual meeting of AIR’s stockholders. Class II and Class III will serve until the 2022 annual meeting of AIR’s stockholders. Commencing with the 2022 annual meeting of AIR’s stockholders, AIR’s Board of Directors will no longer be classified, and each director shall be elected annually for a term of one year expiring at the next succeeding annual meeting. Under the classified board provisions, it would take at least two elections of directors for any individual or group to gain control of AIR’s Board of Directors. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer, or otherwise attempting to gain control of AIR.

Removal of Directors

AIR’s charter provides that AIR’s directors may be removed only for cause, as defined in AIR’s charter, and then only by at least two-thirds of the votes entitled to be cast generally in the election of directors.

Size of Board and Vacancies

AIR’s amended and restated bylaws provide that AIR’s Board of Directors shall consist of not less than three directors, the exact number of which shall be fixed exclusively by the Board of Directors. Any vacancies created in the Board of Directors resulting from any increase in the authorized number of directors or the death, resignation, retirement, disqualification, removal from office, or other cause will be filled by a majority of the directors then in office, even if the remaining directors do not constitute a quorum. Any director elected by the Board of Directors to fill a vacancy will hold office for the remainder of the full term of the class of directors in which the vacancy has occurred and until his or her successor is elected and qualifies.

Business Combinations

Under Maryland law, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or transfer or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns, directly or indirectly, (1) 10% or more of the voting power of the corporation’s shares or (2) is an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting stock of the corporation (an “Interested

Stockholder”), or an affiliate or associate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation, voting together as a single voting group, and (b) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder or an affiliate or associate of the Interested Stockholder with whom the business combination is to be effected, unless, among other conditions, the corporation’s stockholders receive a specified minimum price for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. For purposes of determining whether a person is an Interested Stockholder of AIR, interests in AIR OP that are held by its limited partners other than AIR (“OP Units”) will be treated as beneficial ownership of the shares of Class A Common Stock that may be issued in exchange for the OP Units when such OP Units are tendered for redemption. The Maryland business combination statute could have the effect of discouraging offers to acquire AIR and of increasing the difficulty of consummating any such offer. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. AIR’s Board of Directors does not immediately intend to pass such a resolution.

Control Share Acquisitions

Maryland law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by an officer of the corporation or by directors who are employees of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other shares of stock previously acquired by that person, would entitle the acquiror to exercise voting power, except solely by virtue of a revocable proxy, in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not generally include shares the acquiring person is then entitled to vote that were acquired in good faith and as a result of having previously obtained stockholder approval. For purposes of determining whether a person or entity is an Interested Stockholder of AIR, ownership of OP Units will be treated as beneficial ownership of the shares of Class A Common Stock that may be issued in exchange for the OP Units when such OP Units are tendered for redemption.

A “control share acquisition” means the acquisition, directly or indirectly, of control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition, upon the satisfaction of certain conditions (including delivery of an “acquiring person statement” and a written undertaking to pay certain of the corporation’s expenses of a special meeting), may compel the corporation’s board of directors to call a special meeting of stockholders, to be held within 50 days of demand, to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself, at its option, present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may, at its option, redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value, determined without regard to the absence of voting rights, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such shares were considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of the appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the corporation’s charter or bylaws prior to the control share acquisition. No such exemption appears in AIR’s charter or bylaws. The control share acquisition statute could have the effect of discouraging offers to acquire AIR and of increasing the difficulty of consummating any such offer.

Unsolicited Takeovers

Under Maryland law, a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors may elect to be subject to certain statutory provisions relating to unsolicited takeovers that, among other things, would automatically classify the board of directors into three classes with staggered terms of three years each and vest in the board the exclusive right to determine the number of directors and the exclusive right, by the affirmative vote of a majority, of the remaining directors to fill vacancies on the board of directors, even if the remaining directors do not constitute a quorum. These statutory provisions relating to unsolicited takeovers also provide that any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, rather than the next annual meeting of directors as would otherwise be the case, and until his successor is elected and qualified.

Neither AIR’s charter nor AIR’s bylaws provides that AIR is subject to any of the foregoing statutory provisions, although its charter and bylaws contain provisions that have similar effects as the foregoing statutory provisions. For example, AIR’s charter provides that its Board of Directors will initially be divided into three classes, denominated as Class I, Class II and Class III, with Class I serving until the 2021 annual meeting of AIR’s stockholders (at which meeting it will be elected for a term expiring at the next annual meeting of AIR’s stockholders) and Class II and Class III serving until the 2022 annual meeting of AIR’s stockholders; commencing with the 2022 annual meeting of AIR’s stockholders, AIR’s Board of Directors will no longer be classified, and each director shall be elected annually for a term of one year expiring at the next succeeding annual meeting. The classification and staggered terms of office of AIR’s directors would make it more difficult for a third party to gain control of AIR’s Board of Directors prior to the 2022 annual meeting of AIR’s stockholders. However, following the 2022 annual meeting of AIR’s stockholders, AIR shall be prohibited from electing to be subject to the foregoing statutory provisions without stockholder approval by the affirmative vote of a majority of all the votes entitled to be cast by AIR’s stockholders on the matter by stockholders entitled to vote generally in the election of directors.

Dissolution of AIR

AIR’s dissolution must be approved by AIR’s Board of Directors by a majority vote of the entire Board of Directors and by AIR’s stockholders by the affirmative vote of a majority of all the votes entitled to be cast by AIR’s stockholders on the matter.

Advance Notice of Director Nominations and New Business; Procedures of Special Meetings Requested by Stockholders

AIR’s bylaws provide that nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders at the annual or special meeting of stockholders may be made only:

•	pursuant to AIR’s notice of the meeting;

•	by or at the direction of the Board of Directors; or

•

by a stockholder who was a stockholder at the time the notice of meeting was given, and at the time of the meeting, and is entitled to vote at the meeting, and who has complied with the advance notice procedures, including the minimum time period, described in the bylaws.

AIR’s bylaws also provide that only the business specified in its notice of meeting may be brought before a special meeting of stockholders. AIR’s bylaws provide that AIR’s stockholders have the right to call a special meeting only upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast on the business proposed to be transacted at such meeting.

Proxy Access

AIR’s bylaws permit any stockholder or group of up to 20 stockholders (counting as one stockholder, for this purpose, any two or more funds that are part of the same “qualifying fund group” (as defined in AIR’s bylaws) that (i) has owned continuously for at least three years a number of shares of Class A Common Stock that represents at least 3% of outstanding Class A Common Stock as of the date the notice of proxy access nomination is delivered to or mailed and received by the Secretary of AIR in accordance with AIR’s bylaws (the “Required Shares”), (ii) continues to own the Required Shares through the date of the annual meeting, and (iii) satisfies all of the other requirements of, and complies with all applicable procedures set forth in AIR’s bylaws, to nominate up to a specified number of director nominees in AIR’s proxy materials for an annual meeting of stockholders. A nominating stockholder is considered to own only those outstanding shares of Class A Common Stock as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares. Under this provision, generally borrowed or hedged shares do not count as “owned” shares. Further, to the extent not otherwise excluded pursuant to this definition of ownership, a nominating stockholder’s “short position” as defined in Rule 14e-4 under the Exchange Act is deducted from the shares otherwise “owned.” If a group of stockholders is aggregating its stockholdings in order to meet the 3% ownership requirement, the ownership of the group will be determined by aggregating the lowest number of shares continuously owned by each member during the three-year holding period.

The maximum number of stockholder nominees permitted under the proxy access provisions of AIR’s bylaws shall not exceed the greater of two or 20% of the directors in office as of the last day a notice of nomination may be timely received. If the 20% calculation does not result in a whole number, the maximum number of stockholder nominees is the closest whole number below 20%. If one or more vacancies occurs for any reason after the nomination deadline and AIR’s Board of Directors decides to reduce the size of AIR’s Board of Directors in connection therewith, the 20% calculation will be calculated based on the number of directors in office as so reduced. Stockholder-nominated candidates whose nomination is withdrawn or whom the Board of Directors determines to include in the proxy materials as board-nominated candidates will be counted against the 20% maximum. In addition, any director in office as of the nomination deadline who was included in AIR’s proxy materials as a stockholder nominee for either of the two preceding annual meetings and whom AIR’s Board of Directors decides to renominate for election to the Board of Directors also will be counted against the 20% maximum.

Notice of a nomination pursuant to the proxy access provisions of AIR’s bylaws must be received no earlier than 150 days and no later than 120 days before the anniversary of the date that AIR distributed its proxy statement for the previous year’s annual meeting of stockholders.

A stockholder nominee will not be eligible for inclusion in AIR’s proxy materials if any stockholder has nominated a person pursuant to the advance notice provision of AIR’s bylaws, if the nominee would not be independent, if the nominee’s election would cause AIR to violate its bylaws, its charter or any applicable listing standards, laws, rules or regulations, if the nominee is or has been an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, within the past three years, if the nominee is a named subject of a pending criminal proceeding or has been convicted in such a criminal proceeding within the past 10 years, if the nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or if the nominee or the stockholder who nominated him or her has provided false and misleading information to AIR or otherwise breached any of its or their obligations, representations or agreements under the proxy access provisions of AIR’s bylaws. Stockholder nominees who are included in AIR’s proxy materials but subsequently withdraw from or become ineligible for election at the meeting or do not receive at least 10% of the votes cast in the election will be ineligible for nomination under the proxy access provisions of AIR’s bylaws for the next two years. A nomination made under the proxy access provisions of AIR’s bylaws will be disregarded at the annual meeting under certain circumstances described in AIR’s bylaws.

Limitation of Liability and Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision that limits the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that is established by a final judgment and that is material to the cause of action. AIR’s charter contains a provision that limits, to the maximum extent permitted by Maryland law, the liability of AIR’s directors and officers to AIR and its stockholders for money damages. This provision does not limit AIR’s right or that of its stockholders to obtain equitable relief, such as injunction or rescission.

AIR’s charter and bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses before a final disposition of a proceeding to (1) any individual who is a present or former director or officer of AIR and who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity; or (2) any individual who, while one of AIR’s directors or officers and at AIR’s request, serves or has served as a director, officer, partner, member, manager, trustee, employee or agent of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

AIR’s charter and bylaws authorize AIR, with the approval of its Board of Directors, to provide indemnification and advancement of expenses to its agents and employees.

Maryland law requires a Maryland corporation (unless otherwise provided in its charter, which AIR’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in that capacity unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, AIR may not indemnify a director or officer in a suit by AIR or in its right in which the director or officer was adjudged liable to AIR or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (2) a written undertaking by him or her, or on his or her behalf, to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

DESCRIPTION OF AIR WARRANTS

General

AIR may issue, together with other securities registered herein or separately, warrants for the purchase of debt securities, Preferred Stock or Class A Common Stock. The warrants may be issued under a warrant agreement to be entered into between AIR and a bank or trust company, as warrant agent, as set forth in the applicable prospectus supplement or applicable free writing prospectus relating to any or all warrants in respect of which this prospectus is being delivered. The warrant agent will act solely as an agent of AIR in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The warrant agreement for each warrant, including the forms of certificates representing the warrants, will be filed as an exhibit to, or incorporated by reference in, the registration statement, which will include this prospectus, at or prior to the time of the issuance of such warrants.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement or free writing prospectus may relate. The particular terms of the warrants to which any prospectus supplement or free writing prospectus may relate and the extent, if any, to which such general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement or applicable free writing prospectus. The following summary of the material provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the warrant agreement and warrant certificate, including the definitions therein of certain terms.

AIR’s Board of Directors is authorized to determine, and the applicable prospectus supplement or the applicable free writing prospectus will set forth the terms of the warrants, the warrant agreement relating to such warrants, and the certificates representing such warrants, including:

•	the designation, aggregate principal amount and terms of the debt securities of AIR, or the designation and terms of the Preferred Stock, if any, purchasable upon exercise of such warrants;

•	the procedures and conditions relating to the exercise of such warrants;

•	the designation and terms of any related securities with which such warrants are issued and the number of such warrants issued with each such security;

•	the date, if any, on and after which such warrants and the related securities will be separately transferable;

•	the offering price of the warrants, if any;

•

the principal amount of debt securities of AIR or the number of shares of Preferred Stock or Class A Common Stock purchasable upon exercise of each warrant and the price at which such principal amount of debt securities of AIR or shares of Preferred Stock or Class A Common Stock may be purchased upon such exercise, or the method of determining such number and price;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	a discussion of U.S. federal income tax considerations applicable to the ownership or exercise of such warrants;

•	whether the warrants represented by the certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	call provisions of such warrants, if any; and

•	any other terms of the warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement or applicable free writing prospectus. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise and will not be entitled to payments of principal of (or premium, if any) or interest, if any, on the debt securities of AIR purchasable upon such exercise or to any dividend payments or voting rights that holders of the Preferred Stock or Class A Common Stock purchasable upon such exercise may be entitled to.

Each warrant will entitle the holder to purchase for cash such principal amount of debt securities of AIR, or such number of shares of Preferred Stock or Class A Common Stock, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement or applicable free writing prospectus relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement or applicable free writing prospectus, warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement or applicable free writing prospectus. After 5:00 p.m., New York City time, on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement or applicable free writing prospectus relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement or applicable free writing prospectus, AIR will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF AIR GUARANTEES

General

AIR may issue guarantees of debt securities that AIR OP offers in any prospectus supplement. Each guarantee will be issued under a supplement to an indenture or pursuant to a guarantee in a form prescribed by an indenture. The prospectus supplement relating to a particular issue of guarantees will describe the terms of those guarantees, which may include, without limitation, one or more of the following:

•	the series of debt securities to which the guarantees apply;

•	whether the guarantees are senior or subordinate to other guarantees or debt;

•	the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and

•	any additional terms of the guarantees.

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale by certain of our stockholders, who we refer to in the prospectus as the “selling stockholders,” of the Class A Common Stock. The Class A Common Stock to be sold by the selling stockholders pursuant to this prospectus were or will be issued by us to the selling stockholders in transactions exempt from the registration provisions of the Securities Act.

No selling stockholder will sell any shares of the Class A Common Stock pursuant to this prospectus until we have identified such selling stockholder and the Class A Common Stock being offered for resale by such selling stockholder in a prospectus supplement. The prospectus supplement for any offering by the selling stockholder of the Class A Common Stock will include the following information:

•	the name of each participating selling stockholder;

•	the nature of any position, office, or other material relationship which each selling stockholder has had within the past three years with us or any of our predecessors or affiliates;

•	the number of shares of the Class A Common Stock held by each selling stockholder prior to the offering;

•	the number of shares of the Class A Common Stock to be offered for each selling stockholder’s account; and

•

the number, and, if applicable, the percentage of ordinary shares held by each of the selling stockholders before and after completion of the sale of the maximum number of shares that may be offered by such selling stockholder under such prospectus supplements.

Alternatively, we may provide this information in a post-effective amendment to the registration statement of which this prospectus forms a part or in a periodic or current report that we file pursuant to Section 13 or 15(d) of the Exchange Act and that is incorporated by reference into this prospectus. See “Where You Can Find More Information.”

We do not know when or in what amounts the selling shareholders may offer the Class A Common Stock for sale or which selling stockholders will participate in any such offering at this time. Any selling stockholders may currently sell or transfer all or a portion of their Class A Common Stock pursuant to any available exemption from the registration requirements of the Securities Act.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the U.S. federal income tax consequences generally applicable to an investment in the Class A Common Stock. This summary does not discuss the consequences of an investment in shares of Preferred Stock, AIR’s debt securities, AIR OP debt securities, AIR warrants or AIR guarantees The tax consequences of any such investment will be discussed in the applicable prospectus supplement. This summary is based upon the Code, regulations promulgated by the U.S. Treasury Department (“Treasury Regulations”), rulings and other administrative pronouncements issued by the Internal Revenue Service (the “IRS”) and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. This summary is also based on the assumptions that the operation of AIR, AIR OP and the limited liability companies and limited partnerships in which they own controlling interests, subsidiary REITs and any affiliated entities will be in accordance with their respective organizational documents and partnership agreements.

This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation which may be important to a particular investor, or to certain types of investors subject to special tax rules (including financial institutions; insurance companies; broker-dealers; regulated investment companies; partnerships and trusts; persons who hold Class A Common Stock on behalf of other persons as nominees; holders that receive Class A Common Stock through the exercise of stock options or otherwise as compensation; persons holding Clas A Common Stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment; and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for U.S. federal income tax purposes). If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds Class A Common Stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership or disposition of Class A Common Stock.

This summary assumes that investors will hold Class A Common Stock as a capital asset (generally, property held for investment). No advance ruling from the IRS has been or will be sought regarding any matter discussed in this prospectus. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.

The U.S. federal income tax treatment of a particular holder depends upon determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any holder of the Class A Common Stock will depend on the holder’s particular tax circumstances. Accordingly, each holder is urged to consult its tax advisor regarding the federal, state, local and foreign tax consequences of acquiring, holding, exchanging or otherwise disposing of Class A Common Stock and of AIR’s election to be subject to tax as a REIT for U.S. federal income tax purposes.

Taxation of AIR

AIR elected to be subject to tax as a REIT under the Code commencing with its taxable year ended December 31, 2020, and AIR intends to continue to operate in such a manner as to qualify for taxation as a REIT. In connection with this prospectus, we expect to receive an opinion of Skadden, Arps, Slate, Meagher & Flom LLP to the effect that, commencing with our taxable year ended December 31, 2020, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code and that our actual method of operation has enabled, and our proposed method of operation will continue to enable, us to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of Skadden, Arps, Slate, Meagher & Flom LLP will be based on various assumptions relating to our organization and operation and will be conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, income and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Skadden, Arps, Slate, Meagher & Flom LLP or by us that we will qualify as a REIT for any particular year. The opinion will be expressed as of the date issued. Skadden, Arps, Slate, Meagher & Flom LLP will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Holders should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions or AIR’s eligibility for taxation as a REIT.

The REIT provisions of the Code are highly technical and complex. The following summary sets forth certain aspects of the provisions of the Code that govern the U.S. federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations and administrative and judicial interpretations thereof, all of which are subject to change, possibly with retroactive effect.

Taxation of REITs in General

Provided AIR qualifies as a REIT, it will generally be entitled to a deduction for dividends that it pays and therefore will not be subject to U.S. federal corporate income tax on its net income that is currently distributed to its stockholders. This deduction for dividends paid substantially eliminates the “double taxation” of corporate income (i.e., taxation at both the corporate and stockholder levels) that generally results from investment in a corporation. Rather, income generated by a REIT is generally taxed only at the stockholder level upon a distribution of dividends by the REIT.

Currently, most U.S. stockholders that are individuals, trusts or estates are taxed on corporate dividends at a reduced maximum U.S. federal income tax rate. With limited exceptions, however, dividends received by stockholders from AIR or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income. However, for taxable years that begin before January 1, 2026, U.S. Holders (as defined below in “—Taxation of Stockholders—Taxation of Taxable U.S. Holders”) that are individuals, trusts or estates are generally entitled to a deduction equal to 20% of the aggregate amount of ordinary income dividends received from a REIT, subject to certain limitations. See “—Taxation of Stockholders—Taxation of Taxable U.S. Holders—Distributions.”

Any net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See “—Taxation of Stockholders—Taxation of Taxable U.S. Holders—Distributions.”

If AIR qualifies as a REIT, it will nonetheless be subject to U.S. federal income tax in the following circumstances:

•	AIR will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

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A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between AIR and its taxable REIT subsidiaries (each, a “TRS”) (as described below) if and to the extent that the IRS successfully asserts that the economic arrangements between AIR and its TRSs are not comparable to similar arrangements between unrelated parties.

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If AIR has net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.

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If AIR elects to treat property that it acquires in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” AIR may thereby avoid the 100% prohibited transactions tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate. AIR does not anticipate receiving any income from foreclosure property.

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If AIR should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but nonetheless maintains its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount based on the magnitude of the failure, adjusted to reflect the profit margin associated with AIR’s gross income.

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If AIR should fail to satisfy the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet nonetheless maintains its qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, it may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the non-qualifying assets in question multiplied by the highest corporate tax rate if that amount exceeds $50,000 per failure.

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If AIR should fail to distribute during each calendar year at least the sum of: (i) 85% of its REIT ordinary income for such year; (ii) 95% of its REIT capital gain net income for such year; and (iii) any undistributed net taxable income from prior periods, AIR will be required to pay a 4% excise tax on the excess of the required distribution over the sum of: (a) the amounts actually distributed; plus (b) retained amounts on which income tax was paid at the corporate level.

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AIR may be required to pay monetary penalties to the IRS in certain circumstances, including if it fails to meet the record-keeping requirements intended to monitor its compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General.”

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If AIR acquires appreciated assets from a corporation that is not a REIT (i.e., a subchapter C corporation) in a transaction in which the adjusted tax basis of the assets in the hands of AIR is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, AIR may be subject to tax on such appreciation at the highest U.S. federal corporate income tax rate then applicable if AIR subsequently recognizes gain on the disposition of any such assets during the five-year period following the acquisition of such assets from the subchapter C corporation.

•	The earnings of any AIR subsidiary that is taxed as a C corporation (including any TRS) will generally be subject to U.S. federal corporate income tax.

AIR and its subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local and foreign income taxes, property taxes and other taxes on their assets and operations. AIR could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Code defines a REIT as a corporation, trust or association:

1.	that is managed by one or more trustees or directors;

2.	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3.	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

4.	that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

5.	the beneficial ownership of which is held by 100 or more persons;

6.

in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified tax-exempt entities);

7.	that meets other tests described below (including with respect to the nature of its income and assets); and

8.	that makes an election to be taxed as a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. AIR’s articles of incorporation provide certain restrictions regarding ownership and transfers of its shares, which are intended to assist AIR in satisfying the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that AIR will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above.

To monitor AIR’s compliance with the share ownership requirements, AIR is generally required to maintain records regarding the actual ownership of its shares. To do so, AIR must demand written statements each year from the record holders of certain percentages of its stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by AIR). A list of those persons failing or refusing to comply with this demand must be maintained as part of AIR’s records. Failure by AIR to comply with these record keeping requirements could subject it to monetary penalties. A stockholder who fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and certain other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. AIR satisfies this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests. In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s income for purposes of the asset and gross income tests applicable to REITs as described below, regardless of whether the REIT receives a distribution from the partnership. A REIT’s proportionate share of a partnership’s assets and income is based on its capital interest in the partnership (except that for purposes of the 10% value test, described below, a REIT’s proportionate share of the partnership’s assets is based on its proportionate interest in the equity and certain debt securities issued by the partnership). Similarly, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, AIR’s proportionate share of the assets and items of income of limited liability companies or limited partnerships that are treated as a partnerships for U.S. federal income tax purposes (the “Subsidiary Partnerships”) will be treated as assets and items of income of AIR for purposes of applying the REIT requirements described below.

Substantially all of AIR’s investments are held indirectly through AIR OP. AIR will include in its income its proportionate share of the foregoing partnership items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, AIR will include its proportionate share of assets held by the Subsidiary Partnerships.

AIR’s direct and indirect investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the tax status of any of the Subsidiary Partnerships as a partnership for U.S. federal income tax purposes. If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and therefore subject to an entity-level tax on its income. In such a situation, the character of AIR’s assets and items of gross income would change and could preclude AIR from satisfying the REIT asset tests and gross income tests (see “—Taxation of AIR—Asset Tests” and “—Taxation of AIR—Income Tests”) and in turn could prevent AIR from qualifying as a REIT unless AIR is eligible for relief from the violation pursuant to relief provisions described below (see “—Taxation of AIR—Failure to Qualify”). In addition, any change in the status of any of the Subsidiary Partnerships for U.S. federal income tax purposes might be treated as a taxable event, in which case AIR might incur a tax liability without any related cash distributions.

If AIR were to be a limited partner or nonmanaging member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize AIR’s status as a REIT or require AIR to pay tax, AIR may be forced to dispose of its interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause AIR to fail a gross income or asset test, and that AIR would not become aware of such action in time to dispose of its interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, AIR could fail to qualify as a REIT unless it were entitled to relief, as described below.

In addition, under the Code and the Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “Book-Tax Difference”). Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury Regulations provide for a similar allocation of these items to the other (i.e., noncontributing) partners. AIR OP has acquired properties in connection with its formation and subsequent thereto by way of contributions of appreciated property. Consequently, the partnership agreement requires allocations to be made in a manner consistent with these requirements. These rules apply to the contribution by AIR to AIR OP of the cash proceeds received in any offerings of its stock.

In general, a unitholder who has contributed appreciated property to AIR OP will be allocated reduced amounts of depreciation deductions for tax purposes and increased taxable income and gain on the sale by AIR OP or other Subsidiary Partnerships of the contributed properties. This will tend to eliminate the Book-Tax Difference over the depreciable life of the contributed property. However, these special allocations do not always entirely rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. This could cause AIR (a) to be allocated lower depreciation deductions for tax purposes than would be allocated to it if all properties were to have a tax basis equal to their fair market value at the time of contribution and (b) to be allocated lower amounts of taxable loss in the event of a sale of interests in such contributed properties at a book loss, than the economic or book loss allocated to AIR as a result of such sale, with a corresponding benefit to the other partners in AIR OP. These allocations might adversely affect AIR’s ability to comply with the REIT distribution requirements, although AIR does not anticipate that this will occur. These allocations may also affect AIR’s earnings and profits for purposes of determining the portion of distributions taxable as dividend income. The application of these rules over time may result in a higher portion of distributions being taxed as dividends than would have occurred had AIR purchased interests in the properties at their agreed values.

With respect to any property purchased or to be purchased by any of the Subsidiary Partnerships (other than through the issuance of units) subsequent to the formation of AIR, such property will initially have a tax basis equal to its fair market value and the special allocation provisions described above will not apply.

Finally, the rules applicable to U.S. federal income tax audits of partnerships (such as AIR OP) provide that, subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that these rules could result in AIR OP or other Subsidiary Partnerships in which AIR directly or indirect invests being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and AIR, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest and penalties even though AIR, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment.

Disregarded Subsidiaries. Most entities that are wholly owned by AIR (either directly or through other disregarded entities), including single member limited liability companies, are generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. In addition, a portion of AIR’s indirect interests in AIR OP and other Subsidiary Partnerships are held through wholly-owned corporate subsidiaries that are organized and operated as “qualified REIT subsidiaries” within the meaning of the Code. A qualified REIT subsidiary is any corporation, other than a TRS as described below, that is wholly owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. If a REIT owns a qualified REIT subsidiary, that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs as summarized below. Each qualified REIT subsidiary, therefore, is not subject to U.S. federal corporate income taxation, although it may be subject to state or local taxation. Disregarded subsidiaries, along with partnerships in which AIR holds an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of AIR ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than AIR or another disregarded subsidiary of AIR—the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect AIR’s ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Subsidiary REITs. AIR owns interests in one or more corporations that have elected to be taxed as REITs. Provided that each such entity qualifies as a REIT, AIR’s interest in the entity will be treated as a qualifying real estate asset for purposes of the REIT asset tests and any dividend income or gains derived by AIR from such entity will generally be treated as income that qualifies for purposes of the REIT gross income tests. To qualify as a REIT, each such entity must independently satisfy the various REIT qualification requirements described in this summary. If such an entity were to fail to qualify as a REIT, and certain relief provisions do not apply, it would be treated as a regular taxable corporation and its income would be subject to U.S. federal income tax. In addition, a failure of the entity to qualify as a REIT would have an adverse effect on AIR’s ability to comply with the REIT income and asset tests, and thus its ability to qualify as a REIT.

Taxable REIT Subsidiaries. A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly-owned (including a corporation owned by AIR OP), to treat such subsidiary corporation as a TRS. A TRS also includes any corporation, other than a REIT, with respect to which a TRS owns securities possessing 35% of the total voting power or total value of the outstanding securities of such corporation. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. As a result, a parent REIT is not treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by the TRS is an asset in the hands of the parent REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to indirectly undertake activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees or foreign currency gains).

Certain of AIR’s operations (including certain of its property management, asset management and risk management activities.) are conducted through its TRSs. Because AIR is not required to include the assets and income of such TRSs in determining AIR’s compliance with the REIT requirements, AIR uses its TRSs to facilitate its ability to offer services and activities to its tenants that are not generally considered as qualifying REIT services and activities. If AIR fails to properly structure and provide such nonqualifying services and activities through its TRSs, its ability to satisfy the REIT gross income requirement, and also its REIT status, may be jeopardized.

A TRS may generally engage in any business except the operation or management of a lodging or health care facility. If any of AIR’s TRSs were deemed to operate or manage a health care or lodging facility, they would fail to qualify as TRSs, and AIR would fail to qualify as a REIT. AIR believes that none of its TRSs operate or manage any health care or lodging facilities. However, there can be no assurance that the IRS will not contend that any of AIR’s TRSs operate or manage a health care or lodging facility, disqualifying it from treatment as a TRS, and thereby resulting in the disqualification of AIR as a REIT.

Several provisions of the Code regarding arrangements between a REIT and a TRS seek to ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, a TRS is limited in its ability to deduct interest payments made to its REIT owner. In addition, AIR would be obligated to pay a 100% penalty tax on certain payments that it receives from, or on certain expenses deducted by, a TRS if the IRS were to successfully assert that the economic arrangements between AIR and the TRS were not comparable to similar arrangements among unrelated parties.

A portion of the amounts to be used to fund distributions to stockholders may come from distributions made by AIR’s TRSs to AIR OP and interest paid by the TRSs on certain notes held by AIR OP. In general, TRSs pay U.S. federal, state and local income taxes on their taxable income at normal corporate rates. Any U.S. federal, state or local income taxes that AIR’s TRSs are required to pay will reduce AIR’s cash flow from operating activities and its ability to make payments to holders of its securities.

AIR may hold a significant number of assets in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than 20% of the value of a REIT’s total assets.

Income Tests

To maintain qualification as a REIT, AIR annually must satisfy two gross income requirements:

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First, at least 75% of AIR’s gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” discharge of indebtedness and certain hedging transactions, generally must be derived from “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as specified income from temporary investments.

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Second, at least 95% of AIR’s gross income for each taxable year, excluding gross income from prohibited transactions, discharge of indebtedness and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest and gains from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests.

Rents received by AIR directly or through its subsidiaries will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received or accrued as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Also, neither AIR nor an actual or constructive owner of 10% or more of the Capital Stock may actually or constructively own 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents AIR receives from such a tenant that is a TRS of AIR’s, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the leased space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by AIR’s other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled TRS” is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled TRS” is a TRS in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such TRS.

Moreover, AIR generally must not operate or manage a property (subject to certain exceptions) or furnish or render services to the tenants of such property, other than through an “independent contractor” from which AIR derives no revenue. AIR and its affiliates are permitted, however, to directly perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, AIR and its affiliates may directly or indirectly provide non-customary services to tenants of its properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the property. For purposes of this test, the income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services. Moreover, AIR is generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the REIT income requirements. AIR believes that substantially all of the services it renders at its properties will be of the type that are usually or customarily performed in connection with the rental of space and are not primarily for the benefit or convenience of its tenants. Therefore, AIR believes that its provision of these services will not cause rents received with respect to its properties to fail to qualify as “rents from real property.” Subject to AIR’s ability to provide a de minimis amount of non-customary services to tenants, AIR intends to cause services that are not “usually or customarily rendered,” or that are for the benefit of a particular tenant in connection with the rental of real property, to be provided through a TRS or through an “independent contractor.” However, no assurance can be given that the IRS will concur with AIR’s determination as to whether a particular service is usual or customary, or otherwise in this regard.

Any income or gain derived by AIR directly or through its subsidiaries from instruments that hedge certain risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of both the 75% and 95% gross income tests; provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of AIR’s business and that the instrument is properly identified as a hedge along with the risk that it hedges within prescribed time periods. Income and gain from all other hedging transactions will not be qualifying income for either the 95% or 75% gross income test. See “—Derivatives and Hedging Transactions.”

If AIR fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for the year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if AIR’s failure to meet these tests was due to reasonable cause and not due to willful neglect, and AIR attaches a schedule of the sources of its income to its tax return. It is not possible to state whether AIR would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving AIR, AIR will not qualify as a REIT. Even where these relief provisions apply, the Code imposes a tax based upon the amount by which AIR fails to satisfy the particular gross income test.

Asset Tests

AIR, at the close of each calendar quarter of its taxable year, must also satisfy five tests relating to the nature of its assets.

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First, at least 75% of the value of the total assets of AIR must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, “real estate assets” include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, some kinds of mortgage backed securities and mortgage loans and debt instruments (whether or not secured by real property) that are issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act). Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

•	Second, the value of any one issuer’s securities owned by AIR may not exceed 5% of the value of AIR’s total assets.

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Third, AIR may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs or qualified REIT subsidiaries, and the value prong of the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% value test, the determination of its interest in the assets of a partnership in which AIR owns an interest will be based on its proportionate interest in the equity and certain debt securities issued by the partnership.

•	Fourth, the aggregate value of all securities of TRSs held by AIR may not exceed 20% of the value of AIR’s total assets.

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Fifth, no more than 25% of the value of AIR’s total assets may be represented by “nonqualified publicly offered REIT debt instruments” (i.e., real estate assets that would cease to be real estate assets if debt instruments issued by publicly offered REITs were not included in the definition of real estate assets).

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests, AIR is treated as owning its proportionate share of the underlying assets of a Subsidiary Partnership, if it holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset, or other conditions, described below, are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by a non-publicly offered REIT may not so qualify (such debt, however, will not be treated as a “security” for purposes of the 10% value test, as explained below).

Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt,” which term generally excludes, among other things, securities having contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer that do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset value test.

Such securities include: (i) any loan made to an individual or an estate; (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules); (iii) any obligation to pay rents from real property; (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity; (v) any security (including debt securities) issued by another REIT; and (vi) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in that partnership.

AIR believes that its holdings of securities and other assets comply, and will continue to comply, with the foregoing REIT asset requirements, and it intends to monitor compliance on an ongoing basis. Generally, independent appraisals have not been obtained to support AIR’s conclusions as to the value of its assets, including AIR OP’s total assets and the value of AIR OP’s interest in the TRSs. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that AIR’s interests in its subsidiaries or in the securities of other issuers will cause a violation of the REIT asset requirements and loss of REIT status.

Certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset tests and other requirements. One such provision allows a REIT that fails one or more of the asset tests to nevertheless maintain its REIT qualification if: (a) it provides the IRS with a description of each asset causing the failure; (b) the failure is due to reasonable cause and not willful neglect; (c) the REIT pays a tax equal to the greater of (i) $50,000 per failure and (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate; and (d) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure or otherwise satisfies the relevant asset tests within that time frame.

A second relief provision contained in the Code applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation do not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (b) either (i) the REIT disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure or (ii) the relevant tests are otherwise satisfied within that time frame.

If AIR should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause AIR to lose its REIT status if (1) AIR satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of its assets and the asset test requirements was not wholly or partly caused by an acquisition of non-qualifying assets but instead arose from changes in the market value of its assets. If the condition described in (2) were not satisfied, AIR still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose. No assurance can be given that AIR would qualify for relief under these provisions.

Annual Distribution Requirements

For AIR to qualify as a REIT, AIR is required to distribute dividends, other than capital gain dividends, to its stockholders in an amount at least equal to:

•	the sum of:

(a)	90% of AIR’s REIT taxable income, computed without regard to the deduction for dividends paid and net capital gain of AIR, and

(b)	90% of AIR’s net income, if any, (after tax) from foreclosure property (as described below), minus

•	the sum of specified items of non-cash income.

These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before AIR timely files its tax return for the year and if paid with or before the first regular dividend payment after such declaration. In addition, any dividend declared in October, November or December of any year and payable to a shareholder of record on a specified date in any such month will be treated as both paid by AIR and received by the shareholder on December 31 of such year, so long as the dividend is actually paid by AIR before the end of January of the next calendar year. If AIR ceases to be a “publicly offered REIT,” then in order for distributions to be counted as satisfying the annual distribution requirement, and to give rise to a tax deduction by AIR, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in AIR’s organizational documents.

To the extent that AIR distributes at least 90%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax thereon at ordinary corporate tax rates. In any year, AIR may elect to retain, rather than distribute, its net long-term capital gain and pay tax on such gain. In such a case, AIR’s stockholders would include their proportionate share of such undistributed long-term capital gain in income and receive a corresponding credit for their share of the tax paid by AIR. AIR’s stockholders would then increase the adjusted basis of their AIR shares by the difference between the designated amounts included in their income as long-term capital gains and the tax deemed paid with respect to their shares.

To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits. See “—Taxation of Stockholders—Taxation of Taxable U.S. Holders—Distributions.”

If AIR should fail to distribute during each calendar year at least the sum of:

•	85% of its REIT ordinary income for such year;

•	95% of its REIT capital gain net income for such year (excluding retained net capital gain); and

•	any undistributed taxable income from prior periods;

AIR would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed plus (y) the amounts of income retained on which AIR has paid U.S. federal corporate income tax.

It is possible that AIR, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (i) the actual receipt of cash (including receipt of distributions from AIR OP) and (ii) the inclusion of certain items in income by AIR for U.S. federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements AIR may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable in-kind distributions of property. Alternatively, AIR can declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash and/or stock to be distributed in such dividend may be subject to limitation. In such case, for U.S. federal income tax purposes, taxable stockholders receiving such dividends will be required to include the full amount of the dividend in income to the extent of AIR’s current and accumulated earnings and profits.

Under certain circumstances, AIR may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in AIR’s deduction for dividends paid for the earlier year. In this case, AIR may be able to avoid losing its REIT status or being taxed on amounts distributed as deficiency dividends; however, AIR will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

Prohibited Transactions

Net income derived by a REIT from a prohibited transaction is subject to a 100% excise tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business. AIR intends to conduct its operations so that no asset owned by AIR or its pass-through subsidiaries will be treated as, or as having been, held as inventory or for sale to customers, and that a sale of any such asset will not be in the ordinary course of AIR’s business. Whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the particular facts and circumstances. No assurance can be given that no property sold by AIR will be treated as inventory or as property held for sale to customers or that AIR can comply with certain safe-harbor provisions of the Code that would prevent the imposition of the 100% excise tax. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (i) that AIR acquires as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by AIR and secured by the property; (ii) for which AIR acquired the related loan or lease at a time when default was not imminent or anticipated; and (iii) with respect to which AIR made a proper election to treat the property as foreclosure property. AIR generally will be subject to tax at the maximum corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.

Derivatives and Hedging Transactions

AIR may enter into hedging transactions with respect to interest rate exposure on one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts and options. Except to the extent provided by Treasury Regulations, any income from a hedging transaction (including gain from the sale, disposition, or termination of a position in such a transaction) will not constitute gross income for purposes of the 75% or 95% gross income test if AIR properly identifies the transaction as specified in applicable Treasury Regulations and AIR enters into such transaction (i) in the normal course of AIR’s business primarily to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets; (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests; or (iii) in connection with the extinguishment of indebtedness with respect to which AIR has entered into a qualified hedging position described in clause (i) or the disposition of property with respect to which AIR entered into a qualified hedging position described in clause (ii), primarily to manage the risks of such hedging positions. To the extent that AIR enters into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. AIR intends to structure any hedging transactions in a manner that will not jeopardize its qualification as a REIT. AIR may conduct some or all of its hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that AIR’s hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that AIR’s hedging activities will not adversely affect its ability to satisfy the REIT qualification requirements.

Penalty Tax

Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income that AIR or its TRSs generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of AIR’s tenants by a TRS, redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to AIR that are in excess of the amounts that would have been deducted based on arm’s-length negotiations, and redetermined TRS service income is income of a TRS attributable to services provided to, or on behalf of, AIR (other than services furnished or rendered to a customer of AIR’s) to the extent such income is lower than the income the TRS would have earned based on arm’s-length negotiations. Rents that AIR receives will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

AIR believes that the fees paid to its TRSs for tenant services are comparable to the fees that would be paid to an unrelated third party negotiating at arm’s-length. This determination, however, is inherently factual, and the IRS may assert that the fees paid by AIR do not represent arm’s-length amounts. If the IRS successfully made such an assertion, AIR would be required to pay a 100% penalty tax on the excess of an arm’s-length fee for tenant services over the amount actually paid.

Failure to Qualify

If AIR fails to satisfy one or more requirements for REIT qualification other than the income or asset tests, AIR could avoid disqualification if the failure is due to reasonable cause and not to willful neglect and AIR pays a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If AIR fails to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, AIR will be subject to tax on its taxable income at regular corporate rates. Distributions to stockholders in any year in which AIR fails to qualify will not be deductible by AIR nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders that are individuals will generally be taxable at the preferential income tax rates for qualified dividends. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless AIR is entitled to relief under specific statutory provisions, AIR would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, AIR would be entitled to this statutory relief.

Taxation of Stockholders

Taxation of Taxable U.S. Holders

As used herein, the term “U.S. Holder” means a holder of the Class A Common Stock who, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions. Provided that AIR qualifies as a REIT, distributions made to AIR’s U.S. Holders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, dividends received from REITs are not eligible for taxation at the preferential income tax rates for qualified dividends received by U.S. Holders that are individuals, trusts and estates from taxable C corporations. Such U.S. Holders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to: (i) income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax); (ii) dividends received by the REIT from TRSs or other taxable C corporations; or (iii) income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

In addition, for taxable years that begin before January 1, 2026, stockholders that are individuals, trusts or estates are generally entitled to a deduction equal to 20% of the aggregate amount of ordinary income dividends received from a REIT (not including capital gain dividends, as described below, or dividends eligible for reduced rates applicable to qualified dividend income, as described above), subject to certain limitations. To qualify for this deduction with respect to a dividend on shares of our Class A Common Stock, a stockholder must hold such shares for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such shares become ex-dividend with respect to such dividend (taking into account certain rules that may reduce a stockholder’s holding period during any period in which the stockholder has diminished its risk of loss with respect to the shares).

If AIR declares a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such dividend is subject to limitation, taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits.

Distributions that are designated as capital gain dividends will generally be taxed to U.S. Holders as long-term capital gains, to the extent that such distributions do not exceed AIR’s actual net capital gain for the taxable year, without regard to the period for which the U.S. Holder that receives such distribution has held its stock. However, corporate U.S. Holders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Long-term capital gains are generally taxable at reduced maximum U.S. federal rates in the case of stockholders that are individuals, trusts or estates, and ordinary income rates in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions. AIR may elect to retain, rather than distribute, some or all of its net long-term capital gains and pay taxes on such gains. In this case, AIR could elect for its stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that AIR. AIR’s stockholders would increase the adjusted basis of their stock by the difference between (i) the amounts of capital gain dividends that AIR designated and that they include in their taxable income, minus (ii) the tax that AIR paid on their behalf with respect to that income. See “—Taxation of AIR—Annual Distribution Requirements.”

Distributions in excess of current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that they do not exceed the adjusted basis of the U.S. Holder’s shares in respect of which the distributions were made, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a U.S. Holder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by AIR in

October, November or December of any year and payable to a U.S. Holder of record on a specified date in any such month will be treated as both paid by AIR and received by the U.S. Holder on December 31 of such year; provided that the dividend is actually paid by AIR before the end of January of the following calendar year.

To the extent that a REIT has available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “— Taxation of AIR — Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would they affect the character of any distributions that are actually made by a REIT, which are generally subject to tax in the hands of stockholders to the extent that the REIT has current or accumulated earnings and profits.

Dispositions of the Class A Common Stock. A U.S. Holder will realize gain or loss upon the sale, redemption or other taxable disposition of the Class A Common Stock in an amount equal to the difference between the sum of the fair market value of any property and cash received in such disposition and the U.S. Holder’s adjusted tax basis in the stock at the time of the disposition. In general, capital gains recognized by individuals upon the sale or disposition of shares of the Class A Common Stock will be subject to a taxation at long-term capital gains rates if the Class A Common Stock is held for more than 12 months and will be taxed at ordinary income rates if the Class A Common Stock is held for 12 months or less. Gains recognized by U.S. Holders that are corporations are currently subject to U.S. federal income tax at ordinary income rates, whether or not classified as long-term capital gains. Capital losses recognized by a U.S. Holder upon the disposition of the Class A Common Stock held for more than one year at the time of disposition will be considered long-term capital losses and are generally available only to offset capital gain income of the U.S. Holder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of the Class A Common Stock by a U.S. Holder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from AIR that are required to be treated by the U.S. Holder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of stock or other securities of AIR in an amount that exceeds a prescribed threshold, it is possible that the provisions of the Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. While these Treasury Regulations are directed towards “tax shelters,” they are written quite broadly and apply to transactions that would not typically be considered tax shelters. In addition, the Code imposes penalties for failure to comply with these requirements. Prospective investors should consult their tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of stock or securities of AIR or transactions that might be undertaken directly or indirectly by AIR. Moreover, prospective investors should be aware that AIR and other participants in the transactions involving AIR (including their advisors) might be subject to disclosure or other requirements pursuant to these Treasury Regulations.

Taxation of Non-U.S. Holders

The following is a summary of certain anticipated U.S. federal income and estate tax considerations for the ownership and disposition of the Class A Common Stock applicable to Non-U.S. stockholders. A “Non-U.S. Holder” is a stockholder that is neither a U.S. Holder nor a partnership (or other entity or arrangement treated as a partnership) for U.S. federal income tax purposes. The discussion is based on current law, is for general information only and addresses only selected, and not all, aspects of U.S. federal income and estate taxation relevant to Non-U.S. Holders.

Ordinary Dividends. The portion of distributions received by Non-U.S. Holders that is: (i) payable out of AIR’s earnings and profits; (ii) not attributable to capital gains of AIR; and (iii) not effectively connected with a U.S. trade or business of the Non-U.S. Holder, will be subject to U.S. withholding tax at the rate of 30% (unless reduced by an applicable tax treaty and the Non-U.S. Holder provides appropriate documentation regarding its eligibility for treaty benefits). In general, Non-U.S. Holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of the Class A Common Stock. In cases where the dividend income from a Non-U.S. Holder’s investment in the Class A Common Stock is, or is treated as, effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business, the Non-U.S. Holder generally will be subject to U.S. tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the Non-U.S. Holder. The income may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a corporation.

Non-Dividend Distributions. Unless the Class A Common Stock constitutes a U.S. real property interest (a “USRPI”) within the meaning of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), distributions by AIR which are not payable out of AIR’s earnings and profits will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of current and accumulated earnings and profits of AIR. If the Class A Common Stock constitutes a USRPI, distributions by AIR in excess of the sum of its earnings and profits plus the stockholder’s basis in its Class A Common Stock will be taxed under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder’s share of AIR’s earnings and profits.

Capital Gain Dividends. Under FIRPTA, a distribution made by AIR to a Non-U.S. Holder, to the extent attributable to gains from dispositions of USRPIs held by AIR directly or through pass-through subsidiaries (“USRPI Capital Gains”), will, except as described below, be considered effectively connected with a U.S. trade or business of the Non-U.S. Holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether the distribution is designated as a capital gain dividend. In addition, AIR will be required to withhold tax equal to 35% of the maximum amount that could have been designated as a USRPI Capital Gains dividend. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a Non-U.S. Holder that is a corporation. A distribution is not a USRPI Capital Gain dividend if AIR held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a Non-U.S. Holder that are attributable to dispositions by AIR of assets other than USRPIs are generally not subject to U.S. federal income or withholding tax, unless: (i) the gain is effectively connected with the Non-U.S. Holder’s U.S. trade or business, in which case the Non-U.S. Holder would be subject to the same treatment as U.S. Holders with respect to such gain, except that a non-U.S. Holder that is a corporation may also be subject to branch profits tax; or (ii) the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the Non-U.S. Holder will incur a 30% tax on his capital gains.

A capital gain dividend by AIR that would otherwise have been treated as a USRPI Capital Gain will not be so treated or be subject to FIRPTA, will generally not be treated as income that is effectively connected with a U.S. trade or business, and will instead be treated in the same manner as an ordinary dividend from AIR (see “—Taxation of Non-U.S. Holders—Ordinary Dividends”); provided that: (1) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient Non-U.S. Holder does not own more than 10% of that class of stock at any time during the one-year period ending on the date on which the capital gain dividend is received. AIR anticipates that its stock will be “regularly traded” on an established securities market.

Dispositions of the Class A Common Stock. Unless the Class A Common Stock constitutes a USRPI, a sale of the Class A Common Stock by a Non-U.S. Holder generally will not be subject to U.S. taxation under FIRPTA. The stock will be treated as a USRPI if 50% or more of AIR’s assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. Even if the foregoing test is met, the Class A Common Stock nonetheless will not constitute a USRPI if AIR is a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT, less than 50% of the value of which is held directly or indirectly by Non-U.S. Holders at all times during a specified testing period (after applying certain presumptions regarding the ownership of the Class A Common Stock, as described in the Code). AIR believes that it is, and it expects to continue to be, a domestically controlled qualified investment entity. If AIR is, and continues to be, a domestically controlled qualified investment entity, the sale of the Class A Common Stock should not be subject to taxation under FIRPTA. No assurance can be given that AIR is or will continue to be a domestically controlled qualified investment entity.

In the event that AIR does not constitute a domestically controlled qualified investment entity, but the Class A Common Stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, a Non-U.S. Holder’s sale of the Class A Common Stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI; provided that the selling Non-U.S. Holder held 10% or less of such class of AIR’s outstanding stock at all times during a prescribed statutory testing period.

If gain on the sale of Class A Common Stock were subject to taxation under FIRPTA, the Non-U.S. Holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of the Class A Common Stock that would not otherwise be subject to taxation under FIRPTA will nonetheless be taxable in the United States to a Non-U.S. Holder in two cases: (i) if the Non-U.S. Holder’s investment in the Class A Common Stock is effectively connected with a U.S. trade or business conducted by such Non-U.S. Holder, the Non-U.S. Holder will be subject to the same treatment as a U.S. Holder with respect to such gain, and a Non-U.S. Holder that is a corporation may also be subject to a 30% branch profits tax (unless reduced or eliminated by treaty); or (ii) if the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

In addition, even if AIR is a domestically controlled qualified investment entity, upon disposition of the Class A Common Stock, a Non-U.S. Holder may be treated as having capital gain from the sale or exchange of a USRPI if the Non-U.S. Holder: (i) disposes of its Class A Common Stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI; and (ii) acquires, or enters into a contract or option to acquire, other shares of the Class A Common Stock within 61 days of the first day of the 30-day period described in (i), unless such Non-U.S. Holder held 5% or less of our stock at all times during the one-year period ending on the distribution date.

Special FIRPTA Rules. There are certain exemptions from FIRPTA for particular types of foreign investors, including “qualified foreign pension funds” and their wholly owned foreign subsidiaries and certain widely held, publicly traded “qualified collective investment vehicles.”

Estate Tax. The Class A Common Stock owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held its Class A Common Stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) the Class A Common Stock is not otherwise used in an unrelated trade or business, AIR believes that distributions from AIR and income from the sale of the Class A Common Stock generally should not give rise to UBTI to a tax-exempt stockholder.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions from AIR as UBTI.

In certain circumstances, a pension trust that owns more than 10% of the Capital Stock could be required to treat a percentage of the dividends as UBTI if AIR is a “pension-held REIT.” AIR will not be a pension-held REIT unless: (1) it is required to “look through” one or more of its pension trust stockholders in order to satisfy the REIT “closely-held” test; and (2) either (i) one pension trust owns more than 25% of the value of the Capital Stock, or (ii) one or more pension trusts, each individually holding more than 10% of the value of the Capital Stock, collectively owns more than 50% of the value of the Capital Stock. Certain restrictions on ownership and transfer of the Capital Stock generally should prevent a tax-exempt entity from owning more than 10% of the value of the Capital Stock and generally should prevent AIR from becoming a pension-held REIT.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, which may result in statutory changes as well as revisions to regulations and interpretations. Holders are urged to consult with their tax advisors with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in the Class A Common Stock.

Medicare 3.8% Tax on Investment Income

Certain U.S. Holders who are individuals, estates or trusts and whose income exceeds certain thresholds are required to pay a 3.8% Medicare tax on their “net investment income,” which includes dividends received from AIR and capital gains from the sale or other disposition of the Class A Common Stock.

Foreign Account Tax Compliance Act

Withholding at a rate of 30% generally will be required on dividends made in respect of the Class A Common Stock held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in, and the accounts maintained by, the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) complies with the terms of an intergovernmental agreement between the United States and an applicable foreign country. Accordingly, the entity through which the Class A Common Stock is held will affect the determination of whether such withholding is required. Similarly, dividends made in respect of the Class A Common Stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury

Regulations or other guidance, may modify these requirements. AIR will not pay any additional amounts to stockholders in respect of any amounts withheld. Non-U.S. Holders are encouraged to consult their tax advisors regarding the possible implications of these withholding taxes on their investment in the Class A Common Stock.

State, Local and Foreign Taxes

AIR, AIR OP and AIR’s stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. It should be noted that AIR OP owns properties located in a number of states and local jurisdictions and may be required to file income tax returns in some or all of those jurisdictions. The state, local or foreign tax treatment of AIR OP, AIR and AIR’s stockholders may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective investors are urged to consult their tax advisors regarding the application and effect of state, local foreign tax laws on an investment in AIR.

LEGAL MATTERS

Certain tax matters will be passed upon for AIR by Skadden, Arps, Slate, Meagher & Flom LLP. The validity of the securities offered hereby will be passed upon for AIR by DLA Piper LLP (US), Baltimore, Maryland, and Skadden, Arps, Slate, Meagher & Flom LLP and for AIR OP by Skadden, Arps, Slate, Meagher & Flom LLP.

EXPERTS

The consolidated financial statements of AIR and AIR OP appearing in our Annual Report (Form 10-K) for the year ended December 31, 2020, as amended (including the schedule appearing therein), and the effectiveness of AIR’s and AIR OP’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$500,000,000

Apartment Income REIT Corp.

Class A Common Stock

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